UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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CyberSource Corporation

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CyberSource Corporation

[Company Logo]
_______________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 13, 2009

Dear Stockholder:

     We will hold our Annual Meeting of Stockholders at 10:00 a.m., Pacific Daylight Time, on Wednesday, May 13, 2009, at our headquarters, 1295 Charleston Road, Mountain View, California 94043, for the following purposes:

1.	To elect seven directors to serve until the 2010 Annual Meeting of Stockholders.

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009.

3.	To ratify and approve an amendment to our Amended and Restated 1999 Stock Option Plan to increase the number of shares reserved thereunder from 15,500,000 shares to 19,100,000 shares.

4.	To ratify and approve an amendment to our Amended and Restated 1999 Employee Stock Purchase Plan to extend the term of the plan until August 1, 2019.

5.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     Please refer to the accompanying proxy statement for detailed information on these proposals and the Annual Meeting.

     Only stockholders of record as of the close of business on March 17, 2009, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Your stockholder vote is very important, and we strongly urge you to cast your vote.

     Whether or not you plan to attend the Annual Meeting, please submit your proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. Stockholders of record may vote their shares (i) by signing, dating and promptly returning the enclosed proxy card in the accompanying envelope, (ii) over the Internet (instructions for voting over the Internet are set forth on the enclosed proxy card) or (iii) by attending the Annual Meeting and voting in person. If you submit your proxy and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

Sincerely,

David J. Kim
Vice President, Secretary and General Counsel

Mountain View, California
March 30, 2009

CYBERSOURCE CORPORATION
1295 Charleston Road
Mountain View, California 94043

_______________

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General Information

     Our Board of Directors solicits your proxy for our Annual Meeting of Stockholders to be held on May 13, 2009 at 10:00 a.m. Pacific Daylight Time, at our headquarters, 1295 Charleston Road, Mountain View, California 94043, and at any adjournments or postponements of the meeting, for the purposes set forth in the “Notice of Annual Meeting of Stockholders.” The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting. We will begin mailing this proxy statement and the accompanying proxy card to our stockholders on or about March 30, 2009.

Voting Rights, Quorum and Required Vote

     Only stockholders of record as of the close of business on March 17, 2009, which is our record date, are entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on the record date, we had approximately 69,061,141 shares of our common stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority, or approximately 34,530,571 of these shares of our common stock, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Holders of our common stock are entitled to one vote for each share held as of the record date.

     For Proposal No. 1, the seven candidates who receive the greatest number of votes cast at the Annual Meeting will be elected to our Board of Directors, provided a quorum is present. To be approved, each of Proposals No. 2, 3 and 4, requires the affirmative vote of the majority of shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal, provided a quorum is present.

     If stockholders abstain from voting, including brokers holding their clients’ shares of record who abstain from voting, these shares will be considered present and entitled to vote at the Annual Meeting and will be counted towards determining whether or not a quorum is present. Abstentions will have no effect with regard to Proposal No. 1, since approval of a percentage of shares present or outstanding is not required for this proposal, but will have the same effect as negative votes with regard to Proposal Nos. 2, 3 and 4.

     Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in the absence of such direction, in their own discretion if permitted by the stock exchange or other organization of which they are members. Brokers are permitted to vote their clients’ proxies in their own discretion as to certain “routine” proposals, such as Proposal Nos. 1 and 2. If a broker votes shares that are not voted by its clients for or against a proposal, those shares are considered present and entitled to vote at the Annual Meeting. Those shares will be counted towards determining whether or not a quorum is present. Those shares will also be taken into account in determining the outcome of all of the proposals. For Proposal Nos. 3 and 4, which are not “routine,” a broker who has received no instructions from its clients generally does not have discretion to vote its clients’ unvoted shares on that proposal. When a broker indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, the missing votes are referred to as “broker non-votes.” Those shares would be considered present for purposes of determining whether or not a quorum is present, but would not be considered entitled to vote on the proposal. Those shares would not be taken into account in determining the outcome of the non-routine proposal.

Voting of Proxies

     All completed, dated, signed and returned proxies that are not revoked will be voted in accordance with the instructions contained therein. If a dated and signed proxy card is returned without instructions on how to vote on a particular proposal, the shares covered by such proxy will be voted “FOR” that particular proposal or, in the case of Proposal No. 1, the shares will be voted “FOR” the nominees recommended by our Board of Directors.

Revocability of Proxies

     You may revoke any proxy given pursuant to this solicitation at any time before it is exercised by (i) delivering to us (to the attention of the Secretary) a written notice of revocation or a duly executed proxy bearing a later date, (ii) submitting new voting instructions via the Internet, or (iii) attending the Annual Meeting and voting in person.

Expense of Solicitation

     We will bear the cost of managing the proxy process and will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding the proxy materials to such beneficial owners. We may conduct further solicitations personally, by telephone or by facsimile through our officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

Internet Voting

     The enclosed proxy card also includes specific instructions for stockholders of record who wish to use the Internet. The Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to provide their voting instructions, and to confirm that their instructions have been recorded properly. We believe these procedures are consistent with the requirements of applicable law.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

     Our bylaws currently set the authorized number of directors at seven. Subject to certain limited exceptions, any vacancy on our Board of Directors, including a vacancy created by an increase in the authorized number of directors, may only be filled by the affirmative vote of a majority of the directors then in office or by the sole remaining director. Any director so elected to fill a vacancy shall serve for the remainder of the full term in which the vacancy occurred and until such director’s successor is elected and qualified, or until his or her earlier death, resignation or removal.

     Our Nominating Committee has recommended, and our Board of Directors has nominated, each of the seven nominees listed below for election as directors at the Annual Meeting. Each of the nominees currently serves as one of our directors. Mr. Carl Pascarella was recently elected by our Board of Directors. If elected, each nominee will serve until the 2010 Annual Meeting of Stockholders and until his successor is elected and qualified, or until such director’s earlier death, resignation or removal.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting, meaning that the seven nominees receiving the highest number of affirmative votes will be elected as directors. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the seven nominees named below. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our current Board of Directors to fill the vacancy. Each person nominated for election has agreed to serve if elected, and neither management nor our Board of Directors have any reason to believe that any nominee will be unable to serve, except as set forth in the next sentence. As previously disclosed in the our Quarterly Report on Form 10-Q filed with the SEC for the three-month period ending June 30, 2008, at our August 6, 2008 Board meeting, Mr. Scudellari informed the Board that if he is nominated to run for re-election at this Annual Meeting and does not receive the affirmative majority of the votes cast with respect to his election, he will resign from the Board within 90 days of such election. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, with any required selection among such nominees to be determined by the proxy holders.

     Set forth below are the names, ages and certain biographical information relating to the director nominees and current directors.

Name of Director	Age	Position with Company	Director Since
William S. McKiernan	52	Chairman of our Board of Directors, Chief	1997
		Executive Officer
John J. McDonnell, Jr.	71	Director	2000
Steven P. Novak	61	Director (Lead Independent Director)	1997
Kenneth R. Thornton	67	Director	2001
Richard Scudellari	52	Director	1997
Robert E. Donahue	60	Director	2007
Carl F. Pascarella	66	Director	2009

     William S. McKiernan founded CyberSource Corporation in 1994. CyberSource initially launched software.net, an online software store and built the payment processing capability to support software.net. In 1996, CyberSource created a second business focused on payment processing and ran two separate business units, an online software store and the payment processing business. On December 31, 1997, the two business units were split into two separate corporations resulting in software.net Corp. (later, Beyond.com Corporation) and the entity that operates today as CyberSource Corporation. Mr. McKiernan has served as our Chairman and CEO from our inception. He also served as the CEO of software.net until March 1998. From 1992 to 1994, Mr. McKiernan was employed by McAfee Associates, Inc. (now known as McAfee, Inc.), a developer of computer security software, where he served as President and Chief Operating Officer. Prior to joining McAfee, he was Vice President of Princeton Venture Research, Inc., an investment banking and venture consulting firm from 1990 to 1992. Mr. McKiernan also held management positions with IBM/ROLM, a telecommunications company, and PricewaterhouseCoopers LLP. He serves on the board of directors of the Multiple Myeloma Research Foundation, a non-profit cancer research foundation. Mr. McKiernan holds a B.S. from Boston College and an M.B.A. from the Harvard Business School.

     John J. McDonnell, Jr. has served as a member of our Board of Directors since September 2000. Since October 2008, Mr. McDonnell has been the Chief Executive Officer of ExaDigm, Inc., a provider of wireless and wired point-of-sale terminal solutions. Prior to that, he served as the Chief Executive Officer and Chairman of TNS Inc., a telecommunications company which provides network services for the financial industry, from March 2001 to December 2006. He founded TNS Inc. in 1990 and served as its Chief Executive Officer, President and director from its founding until it was acquired by PSINet Inc. in November 1999. In April 2001, Mr. McDonnell and a group of investors reacquired TNS Inc. from PSINet. He previously served as Chief Executive Officer of PaylinX Corporation (“PaylinX”) from January 2000, and as a director of PaylinX from February 1999, both until our acquisition of PaylinX in September 2000. He also serves on the board of directors of DealerTrack, Inc. Mr. McDonnell holds a BEE from Manhattan College and an MEE from Rensselaer Polytechnic University.

     Steven P. Novak has served as a member of our Board of Directors since our inception in December 1997. Since July 2002, Mr. Novak has been President and Chief Executive Officer of Palladio Capital Management LLC, which provides management services to Palladio Partners LP, an investment partnership. He also serves as a director of TICC Capital Corp., a publicly-traded business development company, and several privately-held companies. Mr. Novak holds a B.S. from Purdue University and an M.B.A. from the Harvard Business School.

     Kenneth R. Thornton has served as a member of our Board of Directors since April 2001. Mr. Thornton was General Manager of International Business Machines Corporation’s (“IBM”) Global Public Sector business from 1997 until his retirement in March 2001, where his responsibilities included the government, healthcare, education and pharmaceutical industries. Prior to that, he held numerous positions at IBM including Vice President and General Manager - U.S. Mid-Atlantic Area, Industry Director of State & Local Government, Commercial Regional Manager, Director of Federal Marketing Operations and Southeast New England Sales Branch Manager. Mr. Thornton is also a director of Cogent Systems, Inc., Security Storage Corporation and Hire Networks Corporation. He holds a B.S. in Business Administration from Barton College and holds certificates of study from the Harvard Business School, University of California at Berkeley School of Business and IBM’s International Executive Program.

     Richard Scudellari has served as a member of our Board of Directors since our inception in December 1997. Mr. Scudellari has been a partner at Reed Smith LLP, a law firm, since August 2008. From February 1999 to July 2008, he was a partner at Morrison Foerster LLP, a law firm. Mr. Scudellari holds a B.S. and J.D. from Boston College.

     Robert E. Donahue has served as a member of our Board of Directors since November 2007. Mr. Donahue joined our Board of Directors as part of the merger between Authorize.Net Holdings, Inc. and us. Prior to joining our Board of Directors, he served as the President and Chief Executive Officer of Authorize.Net Holdings, Inc., from August 2004 to November 2007 and as a member of the board of directors from January 2004. From November 2003 to January 2004, Mr. Donahue provided financial consulting services to KO Instruments, Inc., an electronic instruments manufacturer. Previously, he was Vice President and General Manager, Americas After Market Solutions at Celestica, Inc., an electronics manufacturing services provider, from November 2002 until November 2003; and President and Chief Operating Officer of Manufacturers Services, Ltd., an electronics manufacturing services company, from October 2000 to March 2002. From January 1999 to October 2000, Mr. Donahue was President and Chief Financial Officer of Manufacturers Services, Ltd. Mr. Donahue also serves on the board of directors of Sycamore Networks, Inc., a publicly-traded telecommunications company. He holds a B.A. from the College of the Holy Cross and an M.B.A. from the University of Massachusetts.

     Carl F. Pascarella has served as a member of our Board of Directors since March 2009. Mr. Pascarella is currently an Executive Advisor at TPG, a leading global private equity firm. From August 1993 to August 2005, he was the President and Chief Executive Officer of Visa USA and also Director of Visa International. From January 1983 to August 1993, Mr. Pascarella served as President & CEO and Director of Visa Asia Pacific LTD. Before joining Visa USA, Mr. Pascarella served as a Vice President of the International Division of Crocker National Bank and also the Head of the California International Banking and Trade Finance organization for Crocker National Bank. He also served as a Vice President of Metropolitan Bank at Bankers Trust Company. Mr. Pascarella previously served as a director of Cobalt Networks Inc., Business Objects S.A and BroadVision Inc. He holds a degree in Business from the University of Buffalo and an M.S. from the Stanford Sloan Program at the Graduate School of Business at Stanford University.

     There are no family relationships among any of our directors or named executive officers.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE ELECTION OF THE NOMINEES NAMED ABOVE

BOARD AND CORPORATE GOVERNANCE MATTERS

Director Nomination

Criteria for Board Membership

     In reviewing candidates for director nominees, our Nominating Committee considers numerous subjective criteria, including our need for an additional or replacement director and the candidate’s (i) experience in the online payment processing and related industries, (ii) general business or other experience, (iii) personality, (iv) interest in our business, (v) integrity and (vi) willingness to bring to us experience and knowledge in areas that we deem most beneficial. The last two criteria are of greatest importance to us. Our Nominating Committee also seeks to ensure that (i) at least a majority of the directors are independent under the rules of the Nasdaq Stock Market and are Independent Outside Directors as defined by the RiskMetrics Group U.S. Corporate Governance Policy, (ii) members of our Audit Committee meet the financial literacy and sophistication requirements and (iii) at least one member of our Audit Committee qualifies as an “audit committee financial expert” under the rules of the SEC.

Stockholder Nominees

     Our Nominating Committee will consider and make recommendations to our Board of Directors regarding any stockholder recommendations for director nominees. It has not, however, adopted a formal process for that consideration because it believes that the informal consideration process has been adequate given the historical absence of stockholder proposals. Our Nominating Committee will review periodically whether a more formal policy should be adopted. Stockholders wishing to recommend candidates for consideration by our Nominating Committee may do so by writing to our Secretary at our corporate headquarters in the time frame described in our bylaws and under the caption, “Stockholder Proposals for 2010 Annual Meeting.” The recommendation must include the candidate’s name, his or her biographical data and qualifications, a document indicating the candidate’s willingness to act if elected, and evidence of the nominating stockholder’s ownership of our common stock.

Process for Identifying and Evaluating Nominees

     Our Nominating Committee selects candidates for director nominees based on input from its members and, if deemed appropriate, a third-party search firm. We recently engaged such a third-party search firm in connection with identifying Mr. Pascarella as a candidate. Candidates are given a screening interview by at least one member of our Nominating Committee, and any candidate meriting serious consideration will then meet in person or telephonically with the remaining committee members and, possibly, with other members of our Board of Directors. Based on the input from those meetings, our Nominating Committee will evaluate whether it should recommend to our Board of Directors that this candidate be elected to fill a vacancy or presented for the approval of the stockholders, as appropriate. There are no differences in the manner in which candidates are evaluated based on whether the nominee is recommended by a stockholder or a member of our Nominating Committee.

Board Meetings and Committees

     During 2008, our Board of Directors met thirteen times, our Audit Committee met nine times, our Compensation Committee met nine times, and our Nominating and Special Litigation Committees did not meet. Each director attended at least 75% of our board meetings and each committee meeting on which he served. We encourage our Board members to attend our annual stockholders meeting, and two of our Board members attended the 2008 Annual Meeting of Stockholders. The following table identifies the members of our committees during 2008:

Special
Director	Audit	Compensation	Nominating	Litigation
John J. McDonnell, Jr.	CHAIR	X		X
Steven P. Novak	X	X	CHAIR
Kenneth R. Thornton	X	CHAIR	X	X
Richard Scudellari			(1)

(1)	Mr. Scudellari served as the chair of our Nominating Committee until he resigned from the committee in August 2008, at which point, Mr. Novak was appointed as chair of the committee.

     Our Audit Committee overseas our accounting and financial reporting processes, as well as audits of our financial statements. Its responsibilities include (i) appointing our independent registered public accounting firm, (ii) approving the services performed by that accounting firm, (iii) reviewing the plans and results of audits performed by that accounting firm, (iv) reviewing and evaluating our accounting principles and system of internal accounting control, and (v) approving any related-party transactions. Our Board of Directors has determined that each member of our Audit Committee is able to read and understand financial statements and that John J. McDonnell Jr. is an “audit committee financial expert” as defined by the rules of the SEC.

     Our Compensation Committee establishes and applies our compensation policies with respect to our executive officers and certain other employees. In addition, our Compensation Committee administers our incentive compensation and benefit plans.

     Our Nominating Committee’s responsibilities include monitoring the size and composition of, and recommending candidates for possible election, to our Board of Directors.

     Our Special Litigation Committee, formed in October 2002, receives updates on the status of pending litigation. Our Special Litigation Committee’s function is to review and decide upon major issues regarding litigation initiated against us in August 2001 in connection with our initial public offering. For more information on the litigation, please refer to our Annual Report on Form 10-K for the year ended December 31, 2008.

     Our Audit Committee, Compensation Committee and Nominating Committee each have a written charter, a copy of which can be found on our website at www.cybersource.com.

Director Independence

     Our Board of Directors has determined that (i) Messrs. McDonnell, Novak, Scudellari, Thornton, Donahue, and Pascarella are independent directors under the rules of the Nasdaq Stock Market and (ii) Messrs. McDonnell, Novak, Thornton and Pascarella are independent directors under Rule 10A-3(b)(1) under the Exchange Act. Accordingly, a majority of our Board of Directors and each of the members of our Audit Committee, Compensation Committee and Nominating Committee are independent directors.

     Our Board of Directors has designated Steven P. Novak as the lead independent director.

Communication between Stockholders and Directors

     Our Board of Directors currently does not have a formal process for stockholder communications. Nevertheless, it is our intention that the views of stockholders will be heard by our Board of Directors or individual directors, as applicable, and that appropriate responses provided to stockholders on a timely basis. Our Board of Directors does not recommend the adoption of formal communication procedures at this time because it believes that informal communications are sufficient to communicate potentially useful questions, comments and observations to our Board of Directors. Nevertheless, stockholders wishing to formally communicate with our Board of Directors may send communications directly to William S. McKiernan, Chairman of the Board, or Steven P. Novak, Lead Independent Director, c/o CyberSource Corporation, 1295 Charleston Road, Mountain View, California 94043.

Code of Conduct and Ethics

     We have adopted a Code of Business Conduct that applies to our directors, executive officers and employees that is designed to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. To the extent required by law, we will promptly disclose to the public any amendments to, or waivers from, any provision of the Code of Business Conduct. To the extent permitted by such legal requirements, we intend to make such public disclosure by posting the relevant material on our website in accordance with SEC rules. Our Code of Business Conduct is available on our website at www.cybersource.com.

Compensation Committee Interlocks and Insider Participation

     Our compensation committee currently consists of Messrs. McDonnell, Novak and Thornton. None of these individuals has at any time been one of our executive officers or employees. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

     During the period beginning January 1, 2008 and ending July 31, 2008, we paid legal fees totaling approximately $0.6 million to Morrison & Foerster LLP, a law firm in which Mr. Scudellari, one of our directors, was a partner during that period. During the period beginning August 1, 2008 and ending December 31, 2008, we paid legal fees totaling approximately $0.1 million to Reed Smith LLP, a law firm in which Mr. Scudellari is currently a partner.

CERTAIN RELATED PARTY TRANSACTIONS

Procedures for Approval of Related Party Transactions

     Pursuant to our Code of Ethics and our Audit Committee Charter, our executive officers and directors must disclose transactions involving actual or apparent conflicts of interests, such as related party transactions, to our Audit Committee in writing and must obtain our Audit Committee’s approval prior to entering into any such transaction. In approving or rejecting any proposed transaction, our Audit Committee considers the relevant facts and circumstances, such as the risks, costs, and benefits to us, the terms of the transactions, the availability of other sources for comparable services or products, and, if applicable, the impact on director independence.

Transactions with Directors and Executive Officers

     We have entered into indemnity agreements with all of our directors and certain of our executive officers that provide, among other things, that we will indemnify these persons, under circumstances and to the extent provided for in those agreements, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be a party by reason of his or her position as a director, officer or employee, and otherwise to the full extent permitted under Delaware law and our bylaws.

     For a discussion of other transactions with related parties described elsewhere, see the “Executive Officer and Director Compensation—Compensation Discussion and Analysis—Scott R. Cruickshank Employment Agreement” and “Executive Officer and Director Compensation—Potential Payment Upon Termination or Change-in-Control.”

MANAGEMENT

Officers and Key Employees

     The following table sets forth certain information about our current officers and key employees, including their ages as of March 30, 2009:

Name	Age	Position(s)
Executive Officers
William S. McKiernan	52	Chairman of Board of Directors and Chief Executive Officer
Scott R. Cruickshank	46	President and Chief Operating Officer
Robert J. Ford	59	Chief Technology Officer and Executive Vice President of Product Development
Steven D. Pellizzer	39	Chief Financial Officer and Senior Vice President, Finance
Michael A. Walsh	40	Senior Vice President, Worldwide Sales
George Barby	53	Vice President, Worldwide Operations
John Bodine	42	Vice President, Sales and Marketing, Authorize.Net
Neil Buckley	46	Vice President, Product Development and General Manager, Bellevue

Key Employees
Perry S. Dembner	48	Vice President, Marketing
Kirsten Fry-Sanchez	49	Vice President, Product Management
David J. Kim	41	Vice President, General Counsel and Secretary
Patricia A. Martin	47	Vice President, Customer Support
Greg Pappas	46	Vice President, Human Resources

     Biographical information for Mr. McKiernan is included above under the caption “Proposal No. 1—Election of Directors.”

     Scott R. Cruickshank has served as our President and Chief Operating Officer since April 2006. He first joined us in August 2005, serving as a director until June of 2007. Mr. Cruickshank is the former President and Chief Operating Officer of Qsent, Inc., a venture backed company based in Portland, Oregon, engaged in the business of providing contact data services and information. Prior to Qsent, Inc., he was the Chief Marketing Officer of Paymentech, L.P. (now Chase Paymentech Solutions, LLC) from March 2000 through March 2005, where he led the company’s sales, customer care, account management, marketing and service operations functions. Mr. Cruickshank joined Paymentech subsequent to Paymentech’s merger with Bank One Payment Services. He served as Managing Partner of Bank One Payment Services and Senior Vice President of First Data Merchant Services, Inc. from October 1996 until the merger with Paymentech in July 1999. Mr. Cruickshank has also held positions of Vice President Acquirer Relations with MasterCard International, Inc. and Director of Business Development for MCI Telecommunications, Inc. He is also an advisor to the board of directors of AuctionPay, Inc. a venture backed company serving the payment processing needs of non-profit organizations. Mr. Cruickshank holds a B.S. in Business Administration with concentrations in finance and marketing from the University of Nebraska.

     Robert J. Ford joined us in June 1999 and since July 2004, he has served as our Executive Vice President of Product Development, in addition to serving as our Chief Technology Officer, a position he has held since January 2002. From October 2000 to July 2004, Mr. Ford served as our Senior Vice President of Product Development. Prior to October 2000, he served as our Vice President of Engineering. From 1997 to May 1999, Mr. Ford was Vice President of Engineering for Extensity, Inc., a vendor of web-based e-business applications. From 1995 to 1997, he served as Vice President of Engineering for Intrinsa Corporation, a developer of defect detection software. From 1992 to 1995, Mr. Ford was Vice President of Engineering for Objectivity, Inc., a developer of database management systems. He was employed by Boole & Babbage, Inc., a vendor of systems management software, from 1980 to 1992, where he was Vice President of Engineering from 1981 to 1986, Vice President of Advanced Technology from 1986 until 1989, and Vice President of Systems from 1989 to 1992. Mr. Ford received a B.S. from Witwatersrand College for Advanced Technical Education in South Africa.

     Steven D. Pellizzer joined us in February 1999 and has served as Senior Vice President of Finance since October 2007 and prior to that since January 2002 as Vice President of Finance and prior to which he served as the our Corporate Controller and Assistant Controller. In January 2003, Mr. Pellizzer was appointed as our Chief Financial Officer. Before joining us, Mr. Pellizzer was a Manager at PricewaterhouseCoopers LLP, an accounting firm, from 1996 to 1999. Mr. Pellizzer received a B.S. in Commerce from Santa Clara University.

     Michael A. Walsh joined us in September 1998 and has served as our Senior Vice President of Worldwide Sales since January 2006. From December 2004 to December 2005, Mr. Walsh served as Vice President of Worldwide Sales. From September 1998 through December 2004, he held positions with increasing levels of responsibility with us including Senior Director, Director, and Manager. Prior to joining us, Mr. Walsh spent eight years in technology and financial services at Oracle Corporation and Merrill Lynch. He received a B.A. in Political Science from the University of California at Irvine.

     George Barby joined us in July 2006 and serves as our Vice President of Worldwide Operations. Prior to this, he was Vice President, Network Engineering and Telecommunications at Safeway, Inc. from 2002 to 2006. Mr. Barby has more than 20 years of payment experience as a technology executive responsible for payment data centers operations, network engineering, and payment management applications. He has served as Vice President of Network Engineering and Telecommunications at First Data Corporation and Vice President of Global Telecommunications and Network Engineering at Visa International. Prior to Visa, he managed Wells Fargo’s network engineering. Mr. Barby has merchant, 3rd party Processor, Card company, and Bank payment experience.

     Perry S. Dembner joined us in November 2002 as our Vice President of Marketing. Immediately before joining us, and also between January 1996 and October 1998, Mr. Dembner was an independent consultant, developing business plans and marketing programs for a variety of high technology companies. From November 1998 through June 2000, he served as Vice President, Marketing at Applicast, an enterprise application service provider. From 1994 through 1995, Mr. Dembner served as Vice President, Marketing and Business Development for Honeycomb Software, a developer of Web content management systems. Prior to joining Honeycomb Software, he held positions in product management and marketing at Farallon Computing and IBM/ROLM Systems, and in corporate strategy at Strategic Planning Associates (now Mercer Management Consulting). He also serves on the board of directors of the Merchant Risk Council. Mr. Dembner holds a B.S. in Economics from the University of Pennsylvania’s Wharton School and an M.B.A. from Stanford’s Graduate School of Business.

     Kirsten Fry-Sanchez joined us in April 2006 and serves as our Vice President of Product Management. From January 2000 to April 2006, she held various positions at First Data Corporation, including Vice President of Global Online Services for First Data Corporation’s Western Union web business, and Vice President for eCommerce and Marketing. Before her tenure at First Data Corporation, Ms. Fry-Sanchez had a 10 year career at Royal Caribbean Cruises where, among other duties, she oversaw the industry’s first automated distribution system for trade partners and played a key role in the organization’s initial entry into eCommerce. She holds a B.A. in liberal arts and environmental studies from Florida International University.

     David J. Kim joined us in July 1998 and currently serves as Vice President, General Counsel, and Secretary. Until October 2000, Mr. Kim served as our Corporate Counsel. In February 2004, Mr. Kim was appointed Vice President and General Counsel. In July 2008, Mr. Kim was appointed as Secretary. Before joining us, he was a contracts negotiator for an integrated circuits company in Sunnyvale, California, from May 1998 to July 1998. From April 1996 through June 1998, Mr. Kim held the position of Information Technology Manager at a defense litigation law firm in San Francisco, California. Between September 1994 and April 1995, Mr. Kim served an externship at the Office of the District Attorney of New York County as a Special Assistant District Attorney. Mr. Kim received a B.A. in Political Science from the University of California at Berkeley and a J.D. from the Benjamin N. Cardozo School of Law, Yeshiva University.

     Patricia A. Martin joined us in October 1998 and has served as our Vice President of Customer Support since January 2001. Prior to January 2001, she served as Senior Director of Information Technology. From July 1997 to September 1998, Ms. Martin was Senior Manager of Business Applications at Acuson Corporation, a medical imaging company. She also held various management positions during her career at Silicon Graphics, Inc., a computer software and hardware manufacturer, from 1987 to 1997. Ms. Martin received a B.S. in Information Technology from Santa Clara University.

     John Bodine joined us in November 2007 as our Vice President, Sales and Marketing, Authorize.Net as part of our merger with Authorize.Net Holdings, Inc. Prior to joining us, Mr. Bodine was the Vice President, Sales and Marketing of Authorize.Net Holdings, Inc. from October 2002 to November 2007. Mr. Bodine holds a B.S. in Marketing from Brigham Young University.

     Neil Buckley joined us in November 2007 as our Vice President, Product Development and General Manager, Bellvue. Mr. Buckley joined us as part of our merger with Authorize.Net Holdings, Inc. Prior to joining us, Mr. Buckley was the Vice President, Product Development and Technical Operations of Authorize.Net Holdings, Inc. from June 2005 until November 2007. Mr. Buckley was the Vice President of Development at Vallent Corporation (formerly WatchMark), a network performance monitoring and service company, from 2002 until June 2005. Mr. Buckley received a B.S. in Physics from the Royal College of Science, Imperial College, University of London and a Masters degree in Computer Science from Manchester University, Manchester, England.

     Greg Pappas joined us in August 2008 as our Vice President, Human Resources. Prior to joining us, Mr. Pappas was the Vice President, Human Resources for Blue Coat Systems (formerly Packeteer), a wide area network optimization company. From July 2004 to October 2005, he was the Vice President, Human Resources for Extended Systems, a mobility software company. From June 2000 to July 2004, he was Vice President, Human Resources for the GlobalEnglish Corporation, a privately held internet eLearning company.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

     Our Compensation Committee has responsibility for reviewing and developing compensation policies applicable to our executive officers and directors in accordance with our compensation philosophy, making decisions regarding all forms of compensation to executive officers and directors, and administering our 1999 Stock Option Plans, the 1999 Non-Qualified Stock Option Plan and the Assumed PaylinX Options, the equity plans used to grant stock options to executive officers, directors and other key employees.

Compensation Philosophy and Objectives

     Our Compensation Committee believes that the primary goal of our executive compensation program should be related to creating stockholder value. The executive compensation policies of our Compensation Committee are designed to provide incentives to create stockholder value by attracting, retaining and motivating executive talent that contributes to our short-term and long-term success; by rewarding the achievement of our short-term and long-term strategic goals; by linking executive officer compensation and stockholder interests through grants of awards under our various stock option plans; and by recognizing individual contributions to our performance.

Role of Executive Officers in Compensation Decisions

     Our Compensation Committee makes all compensation decisions for our executive officers. Our Chief Executive Officer annually reviews the performance of each executive officer, other than his own performance, which is annually reviewed by our Compensation Committee. Our Chief Executive Officer then presents to our Compensation Committee for consideration his conclusions reached from the reviews and his resulting recommendations relating to an executive’s compensation, such as salary adjustments and annual bonus or equity award amounts. Our Compensation Committee exercises its discretion in modifying such recommendations.

Setting Executive Compensation for 2008

     Based on the foregoing objectives, our Compensation Committee structured our 2008 short-term and long-term incentive-based cash and noncash executive compensation to motivate executives to achieve the business goals we established and reward the executives for achieving such goals. In furtherance of this, our Compensation Committee used market data provided by the Radford Executive Survey, a survey of executive compensation published by Radford Surveys + Consulting, a business unit of Aon Consulting, Inc., a global human resources consulting firm. Our Compensation Committee also engaged Radford Surveys + Consulting to provide information about long-term incentive practices and alternatives and to provide recommendations on how best to structure an equity incentive program that aligns the interests of our executives, stockholders and us as a company.

Base Salaries

     We provide named executive officers and other employees with a base salary to compensate them for services rendered during the fiscal year. Base salaries for named executive officers are determined for each executive based on his or her position and responsibility. Salary levels are typically considered annually as part of our performance review process, as well as upon a promotion or other change in job responsibility. Merit-based increases to salaries of executive officers are based on our Compensation Committee’s assessment of the individual’s performance.

     During its review of 2008 base salaries for executives, our Compensation Committee primarily considered:

  Market data provided by our outside consultants;
  Internal review of the executive’s compensation, both individually and relative to other executive officers; and
  Individual performance of the executive.

     In making decisions regarding the 2008 annual base salaries of our executive officers, our Compensation Committee compared the annual base salaries of the executive officers against data from the Radford Executive Survey consisting of annual base salaries of technology companies with annual revenues ranging from approximately $15 million to $370 million. For comparison purposes, our revenues were approximately $117 million for fiscal 2007 and approximately $229 million for fiscal 2008.

     Our Compensation Committee attempted to generally set the annual base salaries for executive officers at approximately the 50th percentile of annual base salaries paid to similarly situated executives, based on the data in the Radford Executive Survey. Variations to this objective occurred as dictated by the experience level and performance of the individual and market factors. Our Compensation Committee believes this approach is required in order to attract and retain a well qualified base of executive officers.

Long-Term Equity Incentive Compensation

     Our Compensation Committee has considered alternative forms of equity grants, such as restricted stock. To date, however, our Compensation Committee has concluded that these alternative grant types lacked the focused incentive features of stock options and, with restricted stock in particular, control over the timing of taxation. As a result, our Compensation Committee has concluded that it would continue to utilize stock options as its primary long-term equity incentive compensation, with limited exceptions.

     Our stock option program assists us to:

  Enhance the link between the creation of stockholder value and long-term executive incentive compensation;
  Provide an opportunity for increased equity ownership by executives; and
  Maintain competitive levels of total compensation.

     Stock option award levels are generally determined based on market data and vary among participants based on their positions within us. In making decisions regarding the equity compensation of our executive officers, our Compensation Committee relied on data from the Radford Executive Survey to compare the equity compensation of our executive officers, our overhang and our burn-rate against those of a peer group of companies with annual revenues ranging from approximately $15 million to $370 million (the median amount of revenues was approximately $177 million) from the following industry sectors: Network Products/Services, Software Products/Services, Internet/E-Commerce, and Telecommunications Products/Services. The companies comprising this peer group are:

• ActivIdentity Corporation	• Digimarc Corp.	• Secure Computing, Corp.
• Advent Software, Inc.	• Entrust, Inc.	• SonicWALL, Inc.
• Ariba, Inc.	• InfoSpace, Inc.	• SPSS, Inc.
• Blue Coat Systems, Inc.	• Ixia	• Tumbleweed Communications Corp.
• CheckFree Corp.	• Keynote Systems, Inc.	• Vignette Corp.
• Concur Technologies, Inc.	• Macrovision Corp.	• Websense, Inc.
• Cogent, Inc.	• Novatel Wireless, Inc.
• Packeteer, Inc.
• S1 Corp.

     Our Compensation Committee attempted to set equity compensation for our executive officers at the median value of equity compensation paid to similarly situated executives of companies comprising the peer group listed above. When determining specific grants, our Compensation Committee used a guideline of sizing grants within a spread of plus or minus 35% around the target grant size. An individual who has met our performance expectations and standards is generally awarded a grant between low and target levels. An individual who has demonstrated superior past performance and demonstrates potential to make significant contributions to our future success is generally awarded a grant between target and high levels. And an individual who performs below our standards generally does not receive a grant until his or her performance improves.

     Our Compensation Committee approved the 2008 annual stock options awards at its committee meetings in March 2008. Compensation Committee approval of stock option awards for newly hired executives took place during 2008 on or before the executive’s first day of employment and, in each case, the awards were effective on his or her first day of employment. All option awards made during 2008 had an exercise price equal to the closing price of our common stock on the Nasdaq Global Select Market on the date of the award (or the immediately preceding trading day, if the Nasdaq Global Select Market was not open on the date of the award).

     Generally, the options granted by our Compensation Committee to new employees have a four-year vesting schedule with 25% of the shares underlying the option vesting after one year of employment with us and the remaining shares vest in equal portions over the following 36 months. Options granted to employees who have been employed with us for one year also have a four-year vesting schedule, though the options typically vest in equal portions over 48 months. The term of the options granted in 2008 were generally six years. In the event an optionee terminates employment or service with us for any reason, other than as a result of death or disability, the vested portion of the option may generally be exercised within 30 days after the optionee’s termination of employment or service. In the event an optionee terminates employment or service as a result of his or her death or disability, the vested portion of the option may generally be exercised within one year after the date of such termination.

Performance-Based Incentive Compensation

     In 2008, we adopted a cash bonus plan for our employees, including our executive officers. The cash bonus plan had two components: (i) the payment of a specific bonus amount to each employee if we achieved our non-GAAP operating income target set forth in our 2008 financial plan, which was approved by our Board of Directors; and (ii) the payment of an additional bonus out of a bonus pool comprised of 50% of every dollar by which we exceeded our non-GAAP operating income target up to certain maximum amounts. In establishing these bonus amounts for our executive officers, we considered the total cash compensation paid to similarly situated executives of companies with annual revenues ranging from approximately $15 million to $370 million per the Radford Executive Survey, as well as the total amount of bonus pool available for payment to all of our employees (including executive officers) and the past performance of the particular executive officer. Our executive officers were entitled to cash bonuses out of the bonus pool up to those amounts as described under the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” in the “Grants of Plan-Based Awards in 2008” table on page __. Under our cash bonus plan, each employee, including executive officers, was paid (i) the entire target bonus related to our achievement of our operating income target and (ii) approximately 46% of the maximum bonus payable for us exceeding the operating income target. The aggregate amount of those earned cash bonuses payable to the executive officers as a group was $520,000.

     During January of 2009, our Compensation Committee reviewed our 2008 financial results and the performance of our executives and other employees in light of a very difficult business environment in 2008. Based on this review, our Compensation Committee awarded additional discretionary bonuses to our employees, including our executive officers, in amounts so that these bonus awards, together with the earned cash bonuses, were equal to the maximum amount payable under our cash bonus plan. This reflected our Compensation Committee’s positive view of our performance during 2008 and market data regarding total cash compensation paid to similarly situated executives from similarly sized companies. Awards made to the executive officers under our cash bonus plan for performance in 2008 are reflected in the column entitled “Non-Equity Incentive Plan Compensation” of the “Summary Compensation Table for 2008” on page 17.

Sales Commission Incentive Plan

     Our Compensation Committee implemented a sales commission incentive plan for Michael A. Walsh, our Senior Vice President, Worldwide Sales. Under this plan, Mr. Walsh was eligible to receive an additional bonus of $25,000 per quarter upon the achievement of certain quarterly goals set forth in our most current corporate financial plan for 2008. Fifty percent of the bonus was tied to the achievement of gross profit targets, while the remaining 50% was tied to net income targets. In addition, upon our achievement of these targets, Mr. Walsh was eligible to receive an additional bonus equal to 3% of our gross profit over-achievement, if any. Due to his eligibility to receive compensation under this sales commission incentive plan, Mr. Walsh’s participation in our cash bonus plan was limited to a maximum of $25,000. Our Compensation Committee believes that this arrangement provided Mr. Walsh with a gross profit- and net income-based component to his compensation, which is appropriate considering his responsibilities and duties with our Worldwide Sales Division. Mr. Walsh earned $81,000 under the sales commission incentive plan during 2008.

Tax and Accounting Implications

Deductibility of Executive Compensation

     As part of its role, our Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct annual compensation of more than $1,000,000 that is paid to certain individuals, unless the compensation qualifies as performance-based under Section 162(m). Our Compensation Committee believes that it is important for it to retain maximum flexibility in designing compensation programs that meet its stated objectives. Accordingly, our Compensation Committee, while considering tax deductibility as a factor in determining compensation, will not necessarily limit compensation to those types of compensation that will be fully deductible. We believe that compensation currently paid under the management incentive plans is generally fully deductible for federal income tax purposes.

Accounting for Stock-Based Compensation

     Beginning on January 1, 2006, we began accounting for stock options in accordance with the requirements of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123(R).

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE OF
OUR BOARD OF DIRECTORS

John J. McDonnell, Jr.
Steven P. Novak
Kenneth R. Thornton

Summary Compensation Table in 2008

     The following table sets forth certain information concerning compensation of each person that served as our principal executive officer or principal financial officer during the fiscal years ended December 31, 2008, and our next three most highly compensated executive officers during the fiscal year ended December 31, 2008. The individuals listed below constitute our named executive officers.

						Non-Equity
				Stock	Option	Incentive Plan		All Other
Name and		Salary	Bonus	Awards (1)	Awards (1)	Compensation		Compensation	Total
Principal Position	Year	($)	($)	($)	($)	($)		($)	($)
William S.	2008	$375,000	—	—	$414,401	$385,000		—	$1,174,401
McKiernan	2007	$340,000	—	—	$319,009	$100,000		—	$759,009
Chairman and	2006	$318,750	—	—	$207,649	$83,395		—	$609,794
Chief Executive
Officer

Steven D. Pellizzer	2008	$286,250	—	—	$284,856	$135,000		—	$706,106
Chief Financial	2007	$245,000 (2)	—	—	$237,312	$63,750		—	$546,062
Officer and Senior	2006	$218,750	—	—	$161,272	$62,546		—	$442,568
Vice President of
Finance

Scott R.	2008	$322,500	—	$209,658	$1,011,083	$253,750		—	$1,506,991
Cruickshank(3)	2007	$311,250	—	$209,085	$1,263,554	$42,500		—	$1,826,389
President and	2006	$225,000	—	$112,480	$908,033	$63,750	(4)	$1,750 (5)	$1,311,013
Chief Operating
Officer

Robert J. Ford	2008	$283,750	—	—	$251,875	$120,000		—	$655,625
Chief Technology	2007	$276,250	—	—	$246,609	$75,000		—	$597,859
Officer and	2006	$255,000	$30,000	—	$159,873	$62,546		$5,855 (6)	$513,274
Executive Vice
President of
Product
Development

Michael A. Walsh	2008	$267,000	—	—	$366,912	$131,175	(9)	—	$765,087
Senior Vice	2007	$224,000	—	—	$287,613	$159,258	(7)	—	$670,871
President,	2006	$215,000	—	—	$187,066	$194,459	(8)	—	$596,525
Worldwide Sales

(1)	Represents the proportionate amount of the total fair value of the stock and option awards we recognized as an expense for financial accounting purposes, disregarding for this purposes the estimate of forfeitures related to service-based vesting conditions. The fair value of these awards and the amounts expensed were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (R) Share-Based Payment (SFAS123(R)). See Note 1 to our consolidated financial statements for the year ended December 31, 2008 contained in our Annual Report on Form 10-K for the year ended December 31, 2008 for a discussion of all assumptions made in connection with the computation of these values.

(2)	Mr. Pellizzer was promoted to the position of Senior Vice President of Finance on October 16, 2007. In connection with this promotion, Mr. Pellizzer received a salary increase of $30,000. Therefore, the 2007 numbers reflected in this table for Mr. Pellizzer reflect the pro rata increase in base salary that Mr. Pellizzer received.

(3)	Mr. Cruickshank became President and Chief Operating Officer on April 3, 2006. Therefore, the 2006 numbers reflected in this table for Mr. Cruickshank are on a pro rata basis. For more information regarding Mr. Cruickshank’s compensation, see page 19 for a discussion of his executive employment agreement with us.

(4)	Pursuant to the executive employment agreement between Scott Cruickshank and us, which is described on page 19, Mr. Cruickshank was eligible for an annual cash bonus of $85,000 in 2006. His bonus was guaranteed for fiscal 2006. The bonus was paid on a pro rata basis for the period that Mr. Cruickshank served as President and Chief Operating Officer for 2006.

(5)	Consists of the retainer paid to Mr. Cruickshank for his service as a director between January 1, 2006 and April 3, 2006. On April 3, 2006, Mr. Cruickshank was appointed as our President and Chief Operating Officer and he remained as a director at such time.

(6)	Consists of the gross-up for payment of taxes paid to Mr. Ford for his bonus of $10,000.

(7)	Consists of $25,000 earned pursuant to our cash bonus plan and $134,258 earned pursuant to our sales commission plan.

(8)	Consists of $20,848 earned pursuant to our cash bonus plan and $173,611 earned pursuant to our sales commission plan.

(9)	Consists of $50,000 earned pursuant to our cash bonus plan and $81,175 earned pursuant to our sales commission plan.

Grants of Plan-Based Awards in 2008

The following table sets forth certain information concerning grants of awards made to each named executive officer during the fiscal year ended December 31, 2008:

								All
					Estimated Possible Payouts			Other			Grant
		Estimated Possible Payouts Under			Under Equity Incentive Plan			Stock			Date
		Non-Equity Incentive Plan Awards			Awards			Awards:	All Other		Fair
								Number	Option	Exercise	Value of
								of	Awards:	or Base	Stock
								Shares	Number of	Price of	and
								of Stock	Securities	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Underlying	Awards	Awards
Name	Date	($)	(1) ($)	($)	(#)	(#)	(#)	(#)	Options (#)	($/Sh)	(2)
William S.	—	$0	$100,000	$385,000	—	—	—	—	—	—	—
McKiernan

	3/10/08	—	—	—	—	—	—	—	100,000	$12.70	$477,210
	3/11/08	—	—	—	—	—	—	—	50,000	$12.81	$240,675

Steven D.	__	$0	$75,000	$135,000	—	—	—	__	—	—	—
Pellizzer

	3/10/08	—	—	—	—	—	—	—	90,000	$12.70	$429,489

Scott R.	__	$0	$85,000	$190,000	—	__	—	—	—	—	—
Cruickshank

Robert J.	—	$0	$75,000	$120,000	—	—	—	__	—		—
Ford

	3/10/08	—	—	—	—	—	—	—	40,000	$12.70	$190,884

Michael A.	__	$0	$125,000 (3)	$50,000	—	—	—	—	—	—
Walsh

	3/10/08	—	—	—	—	—	—	—	90,000	$12.70	$429,489

(1)	Additional information regarding the cash bonus plan is available under the heading “Performance Based Incentive Compensation” in the Compensation Discussion and Analysis on page 15.

(2)	Represents the grant date fair value of the award determined in accordance with SFAS123(R). See Note 1 to our consolidated financial statements for the year ended December 31, 2008 contained in our Annual Report on Form 10-K for the year ended December 31, 2008 for a discussion of all assumptions made in connection with the computation of these values.

(3)	Represents a potential payout of $25,000 under our cash bonus plan and a potential payout of $100,000 for meeting certain gross profit and net income targets, which bonus is payable on a quarterly basis. In addition, Mr. Walsh is eligible to earn 3% of each dollar that exceeds the target gross profit.

Employment Agreements

Oral agreements with certain named executive officers

      Mr. McKiernan, Mr. Ford, Mr. Pellizzer and Mr. Walsh have oral employment arrangements with us. In addition to the base salary listed above, each individual’s employment term is at-will, and each officer was eligible during 2008, pursuant to the our cash bonus plan approved by our Compensation Committee, to receive a cash bonus if we exceeded certain corporate operating income milestones as discussed above. The Compensation Committee approved the payment of a discretionary bonus during 2008 to each individual, as described above.

Scott R. Cruickshank Employment Agreement

      We entered into an executive employment agreement with Scott R. Cruickshank, dated April 3, 2006. Mr. Cruickshank’s annual base salary under his employment agreement is $300,000, subject to adjustment by us from time to time. In addition, from the period of April 2006 to April 2007, Mr. Cruickshank was eligible to earn a performance bonus of up to $85,000, based upon achievement of milestones as determined by us during that period. The payment of Mr. Cruickshank’s cash performance bonus for fiscal 2006 was guaranteed. Mr. Cruikshank’s employment agreement provides for an option to purchase 550,000 shares of our common stock, of which 275,000 shares shall vest on the fourth anniversary of the date of Mr. Cruickshank’s commencement of employment, and the remaining 275,000 shares shall vest on the fifth anniversary of the commencement of his employment. Pursuant to his employment agreement, Mr. Cruickshank further received an additional option to purchase 300,000 shares of our common stock that will vest in three equal installments, 18 months, 36 months and 54 months – from the commencement of Mr. Cruickshank’s employment based upon achievement of certain conditions relating to the future price of our common stock. Mr. Cruickshank’s employment agreement further provides for a restricted stock award of 100,000 shares of restricted stock, of which 50,000 shares shall vest on the fourth anniversary of the commencement of his employment and 50,000 shares shall vest on the fifth anniversary of the commencement of Mr. Cruickshank’s employment. In the event we terminate Mr. Cruickshank’s employment without cause (as that term is defined in his employment agreement), he shall receive (i) payment of severance in the amount of 12 months of his current salary, and (ii) in the event such termination occurs after the first year anniversary of his employment, partial acceleration of vesting of his restricted stock. In the event Mr. Cruickshank’s employment is terminated as result of his death following the one-year anniversary of his employment, his beneficiaries shall receive partial acceleration of vesting of his restricted stock. In the event Mr. Cruickshank terminates his employment with us for good reason (as that term is defined in his employment agreement), he will receive payment of severance in the amount of 12 months of his current salary.

Outstanding Equity Awards at December 31, 2008

      The following table sets forth certain information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of the end of the fiscal year ended December 31, 2008:

Option Awards	Stock Awards
Equity
Incentive
Plan
Awards:
Market	Equity	Market or
Equity	Value	Incentive	Payout
Incentive	Number	of	Plan	Value of
Plan	of	Shares	Awards:	Unearned
Awards:	Shares	or	Number of	Shares,
Number of	Number of	Number of	or Units	Units of	Unearned	Units or
Securities	Securities	Securities	of Stock	Stock	Shares,	Other
Underlying	Underlying	Underlying	That	That	Units or	Rights
Unexercised	Unexercised	Unexercised	Option	Have	Have	Other	That Have
Options	Options	Unearned	Exercise	Option	Not	Not	Rights That	Not
(#)	(#)	Options	Price	Expiration	Vested	Vested	Have Not	Vested(1)
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	Vested	($)
William S.	200,000	(2)	—	—	$1.76	02/08/2012	—	—	—	—
McKiernan
75,000	(3)	—	—	$2.48	02/27/2013	—	—	—	—
100,000	(4)	—	—	$5.46	01/19/2014	—	—	—	—
93,750	(5)	6,250	6,250	$5.97	03/07/2015	—	—	—	—
68,750	(6)	31,250	31,250	$9.19	03/09/2012	—	—	—	—
37,187	(7)	47,813	47,813	$13.45	03/05/2013	—	—	—	—
18,750	(8)	81,250	81,250	$12.70	03/10/2014	—	—	—	—
9,375	(9)	40,625	40,625	$12.81	03/11/2014	—	—	—	—
Steven D.	6,000	(10)	—	—	$33.25	01/27/2010	—	—	—	—
Pellizzer
41,000	(11)	—	—	$2.25	02/27/2013	—	—	—	—
70,000	(12)	—	—	$4.96	01/19/2014	—	—	—	—
15,000	(13)	—	—	$5.12	08/26/2014	—	—	—	—
56,250	(14)	3,750	3,750	$5.43	03/07/2015	—	—	—	—
41,250	(15)	18,750	18,750	$8.36	03/09/2012	—	—	—	—
28,437	(16)	36,563	36,563	$12.23	03/05/2013	—	—	—	—
16,875	(17)	73,125	73,125	$12.70	03/10/2014	—	—	—	—
Scott R.	—	550,000	(18)	550,000	$10.46	04/03/2013	—	—	—	—
Cruickshank
63,685	(19)	—	—	$10.46	04/03/2013	—	—	—	—
100,000	(20)	—	—	$10.46	04/03/2013	—	—	—	—
—	100,000	(21)	100,000	$10.46	10/03/2010	—	—	—	—
—	—	—	—	—	—	—	100,000	(22)	$1,102,000
Robert J.	121,440	(23)	—	—	$9.00	06/01/2009	—	—	—	—
Ford
12,500	(24)	—	—	$41.25	12/29/2009	—	—	—	—
50,000	(25)	—	—	$32.125	03/31/2010	—	—	—	—
70,000	(26)	—	—	$2.25	02/27/2013	—	—	—	—
5,834	(27)	—	—	$4.96	01/19/2014	—	—	—	—
6,250	(28)	—	—	$4.73	07/19/2014	—	—	—	—
30,359	(29)	3,438	3,438	$5.43	03/07/2015	—	—	—	—
51,562	(30)	23,438	23,438	$8.36	03/09/2012	—	—	—	—
28,437	(31)	36,563	36,563	$12.23	03/05/2013	—	—	—	—
7,500	(32)	32,500	32,500	$12.70	03/10/2014	—	—	—	—

	Option Awards						Stock Awards
										Equity
										Incentive
										Plan
										Awards:
								Market	Equity	Market or
				Equity				Value	Incentive	Payout
				Incentive			Number	of	Plan	Value of
				Plan			of	Shares	Awards:	Unearned
				Awards:			Shares	or	Number of	Shares,
	Number of		Number of	Number of			or Units	Units of	Unearned	Units or
	Securities		Securities	Securities			of Stock	Stock	Shares,	Other
	Underlying		Underlying	Underlying			That	That	Units or	Rights
	Unexercised		Unexercised	Unexercised	Option		Have	Have	Other	That Have
	Options		Options	Unearned	Exercise	Option	Not	Not	Rights That	Not
	(#)		(#)	Options	Price	Expiration	Vested	Vested	Have Not	Vested(1)
Name	Exercisable		Unexercisable	(#)	($)	Date	(#)	($)	Vested	($)
Michael A.	1,500	(33)	—	—	$32.125	03/31/2010	—	—	—	—
Walsh
	3,500	(34)	—	—	$16.312	04/19/2010	—	—	—	—
	750	(35)	—	—	$6.75	08/11/2010	—	—	—	—
	3,000	(36)	—	—	$1.125	04/09/2011	—	—	—	—
	9,000	(37)	—	—	$1.60	02/08/2012	—	—	—	—
	6,188	(38)	—	—	$2.25	02/27/2013	—	—	—	—
	9,167	(39)	—	—	$4.96	01/19/2014	—	—	—	—
	9,584	(40)	—	—	$4.40	03/10/2014	—	—	—	—
	200,000	(41)	—	—	$7.01	12/13/2014	—	—	—	—
	9,375	(42)	625	625	$5.43	03/07/2015	—	—	—	—
	34,375	(43)	15,625	15,625	$8.36	03/09/2012	—	—	—	—
	28,437	(44)	36,563	36,563	$12.23	03/05/2013	—	—	—	—
	16,875	(45)	73,125	73,125	$12.70	03/10/2014	—	—	—	—

(1)	Reflects the value as calculated based on the closing price of our common stock on December 31, 2008 of $11.99 per share.

(2)	1/48th of the shares subject to the grant vested on February 1, 2002, and 1/48th of the shares subject to the grant vest each month thereafter.

(3)	1/48th of the shares subject to the grant vested on March 27, 2003, and 1/48th of the shares subject to the grant vest each month thereafter.

(4)	1/48th of the shares subject to the grant vested on February 19, 2004, and 1/48th of the shares subject to the grant vest each month thereafter.

(5)	1/48th of the shares subject to the grant vested on April 7, 2005, and 1/48th of the shares subject to the grant vest each month thereafter.

(6)	1/48th of the shares subject to the grant vested on April 9, 2006, and 1/48th of the shares subject to the grant vest each month thereafter.

(7)	1/48th of the shares subject to the grant vested on April 5, 2007, and 1/48th of the shares subject to the grant vest each month thereafter.

(8)	1/48th of the shares subject to the grant vested on April 3 2008, and 1/48th of the shares subject to the grant vest each month thereafter.

(9)	1/48th of the shares subject to the grant vested on April 11, 2008, and 1/48th of the shares subject to the grant vest each month thereafter.

(10)	1/48th of the shares subject to the grant vested on February 27, 2000, and 1/48th of the shares subject to the grant vest each month thereafter.

(11)	1/48th of the shares subject to the grant vested on March 27, 2003, and 1/48th of the shares subject to the grant vest each month thereafter.

(12)	1/48th of the shares subject to the grant vested on February 19, 2004, and 1/48th of the shares subject to the grant vest each month thereafter.

(13)	1/48th of the shares subject to the grant vested on September 1, 2004, and 1/48th of the shares subject to the grant vest each month thereafter.

(14)	1/48th of the shares subject to the grant vested on April 7, 2005, and 1/48th of the shares subject to the grant vest each month thereafter.

(15)	1/48th of the shares subject to the grant vested on April 9, 2006, and 1/48th of the shares subject to the grant vest each month thereafter.

(16)	1/48th of the shares subject to the grant vested on April 5, 2007, and 1/48th of the shares subject to the grant vest each month thereafter.

(17)	1/48th of the shares subject to the grant vested on April 10, 2008, and 1/48th of the shares subject to the grant vest each month thereafter.

(18)	50% of the shares subject to the grant vest on April 3, 2010 and the remaining 50% vest on April 3, 2011.

(19)	100% of the shares subject to the grant vest if, at any time prior to October 3, 2007, our average stock price over a 30-day period that includes at least twenty trading days equals or exceeds $13.00 per share.

(20)	100% of the shares subject to the grant vest if, at any time prior to April 3, 2009, our average stock price over a 30-day period that includes at least twenty trading days equals or exceeds $18.00 per share.

(21)	100% of the shares subject to the grant vest if, at any time prior to October 3, 2010, our average stock price over a 30-day period that includes at least twenty trading days equals or exceeds $24.18.

(22)	50% of the shares subject to the restricted stock award vest and the risk of forfeiture shall lapse as to such shares on April 3, 2010 and the remaining 50% of the shares subject to the restricted stock award will vest and be released from the risk of forfeiture on April 3, 2011.

(23)	25% of the shares subject to the grant vested on June 1, 2000 and 1/48th of the shares subject to the grant vest each month thereafter.

(24)	25% of the shares subject to the grant vested on December 29, 2000 and 1/48th of the shares subject to the grant vest each month thereafter.

(25)	2/48th of the shares subject to the grant vested on March 31, 2000, and 1/48th of the shares subject to the grant vest each month thereafter.

(26)	1/48th of the shares subject to the grant vested on March 27, 2003, and 1/48th of the shares subject to the grant vest each month thereafter.

(27)	1/48th of the shares subject to the grant vested on February 19, 2004, and 1/48th of the shares subject to the grant vest each month thereafter.

(28)	1/48th of the shares subject to the grant vested on August 1, 2004, and 1/48th of the shares subject to the grant vest each month thereafter.

(29)	1/48th of the shares subject to the grant vested on April 7, 2005, and 1/48th of the shares subject to the grant vest each month thereafter.

(30)	1/48th of the shares subject to the grant vested on April 9, 2006, and 1/48th of the shares subject to the grant vest each month thereafter.

(31)	1/48th of the shares subject to the grant vested on April 5, 2007, and 1/48th of the shares subject to the grant vest each month thereafter.

(32)	1/48th of the shares subject to the grant vested on April 10, 2008, and 1/48th of the shares subject to the grant vest each month thereafter.

(33)	1/48th of the shares subject to the grant vested on March 31 2000, and 1/48th of the shares subject to the grant vest each month thereafter.

(34)	1/48th of the shares subject to the grant vested on May 19, 2000, and 1/48th of the shares subject to the grant vest each month thereafter.

(35)	1/48th of the shares subject to the grant vested on September 11, 2000, and 1/48th of the shares subject to the grant vest each month thereafter.

(36)	1/48th of the shares subject to the grant vested on May 9, 2001, and 1/48th of the shares subject to the grant vest each month thereafter.

(37)	1/48th of the shares subject to the grant vested on February 1, 2002, and 1/48th of the shares subject to the grant vest each month thereafter.

(38)	1/48th of the shares subject to the grant vested on March 27, 2003, and 1/48th of the shares subject to the grant vest each month thereafter.

(39)	1/48th of the shares subject to the grant vested on February 19, 2004, and 1/48th of the shares subject to the grant vest each month thereafter.

(40)	1/48th of the shares subject to the grant vested on April 10, 2004, and 1/48th of the shares subject to the grant vest each month thereafter.

(41)	1/48th of the shares subject to the grant vested on January 1, 2005 and 1/48th of the shares subject to the grant vest each month thereafter.

(42)	1/48th of the shares subject to the grant vested on April 7, 2005, and 1/48th of the shares subject to the grant vest each month thereafter.

(43)	1/48th of the shares subject to the grant vested on April 9, 2006, and 1/48th of the shares subject to the grant vest each month thereafter.

(44)	1/48th of the shares subject to the grant vested on April 5, 2007, and 1/48th of the shares subject to the grant vest each month thereafter.

(45)	1/48th of the shares subject to the grant vested on April 10, 2008, and 1/48th of the shares subject to the grant vest each month thereafter.

Option Exercises in 2008

     The following table sets forth certain information concerning each exercise of stock options for each named executive officer during the fiscal year ended December 31, 2008:

	Option Awards
	Number of Shares Acquired	Value Realized
	on Exercise	on Exercise (1)
Name	(#)	($)
William S. McKiernan	—	—
Steven D. Pellizzer	15,000	214,500
	5,000	71,000
	10,000	140,500
	5,000	81,250
Scott R. Cruickshank	7,500	60,300
	7,500	61,800
	10,000	83,900
	10,000	85,100
	1,315	11,625
Michael A. Walsh	1,563	28,974

(1)	Reflects the difference between the sale price and the exercise price of the options.

Potential Payment Upon Termination or Change-in-Control

Acceleration of Options Upon Change in Control and Termination

     In the event of an “involuntary termination” or “constructive termination” of any named executive officer within one year following a change in control of us, one-half of the shares subject to the particular executive’s option that are then unvested will become fully vested and exercisable immediately upon such termination.

     An “involuntary termination” is a termination for reasons other than commission of a felony or any other crime involving moral turpitude, repeated failure to perform services in accordance with the requests of superiors within the context of the officer’s duties, or the commission of a material fraud, misappropriation, embezzlement or other act of gross dishonesty on the part of the executive which resulted in material loss, damage or injury to us.

     A “constructive termination” is the voluntary termination by the executive after the occurrence of certain events without the executive’s consent, including:

  following a change in control, the assignment of the executive’s duties or responsibilities or a change in the executive’s title or office, in each case that would result in any material diminution, or material adverse change, of the executive’s position, status or circumstances as in effect immediately prior to the change in control;

  removal of the executive from, or any failure to re-elect executive to, any of his positions, except in connection with the termination of his employment for death, disability, retirement, fraud, misappropriation, embezzlement;

  a reduction in the executive’s annual base salary by greater than 10%;

  the taking of any action by us following a change in control that would materially adversely affect the executive’s participation in, or reduce the executive’s benefits under, any equity incentive plan that the executive participates in at the time of a change in control;

  the taking of any action by us following a change in control that would deprive the executive of any fringe benefit enjoyed by the executive at the time of a change in control of us; provided that no constructive termination shall be deemed to occur if, following the change in control, we offer a range of benefit plans and programs which, taken as a whole, are comparable to the benefit plans that we are participating in at the time of the change in control;

  a relocation of executive, or our principal offices if the executive’s principal office is at such offices, to a location more than 40 miles from the location at which the executive was performing his duties prior to a change in control of us, except for required travel by the executive on our business to an extent substantially consistent with the executive’s business travel obligations at the time of a change in control of us;

  any material breach by us of any provisions of the option grant; or

  any failure by us to obtain the assumption of the option grant by any of our successors or assigns.

     The information in the table below quantifies the acceleration of the option grants described above if a change in control occurred on December 31, 2008, and the named executive’s employment was terminated as a result of an involuntary termination or constructive termination on December 31, 2008, based on our closing stock price on that date.

Name	Stock Options ($)
William S. McKiernan	$62,563
Steven D. Pellizzer	$46,331
Robert J. Ford	$53,817
Michael A. Walsh	$30,409

Scott R. Cruickshank Employment Agreement

     Pursuant to Mr. Cruickshank’s employment agreement, in the event his employment is terminated by us without cause (as that term is defined in the his employment agreement), he shall receive (i) payment of severance in the amount of 12 months of his current salary, and (ii) in the event such termination occurs after the first year anniversary of his employment, partial acceleration of vesting of his restricted stock. In the event Mr. Cruickshank’s employment is terminated as result his death after the first anniversary of his employment, his beneficiaries shall receive partial acceleration of vesting of his restricted stock. In the event Mr. Cruickshank terminates his employment for good reason (as that term is defined in his employment agreement), he shall receive payment of severance in the amount of 12 months of his current salary.

     The information in the table below quantifies the severance payments and acceleration of restricted as described above if Mr. Cruickshank was terminated on December 31, 2008, based on our closing stock price on that date.

Name	Termination without		Termination as a result	Termination by Mr.
	cause		of death	Cruickshank for good
reason
	Severance	Acceleration	Acceleration of	Severance
		of restricted	restricted stock
stock
Scott Cruickshank	$325,000	$395,670	$395,670	$325,000

Director Compensation in 2008

     The following table sets forth certain information concerning the compensation of our directors for the fiscal year ended December 31, 2008:

		Option
	Fees Earned or	Awards
	Paid in Cash	(2)(3)	Total
Name (1)	($)	($)	($)
Robert Donahue	$13,750	$66,772	$80,522
John J. McDonnell Jr.	$34,500	$66,772	$101,272
Steven P. Novak	$38,750	$66,772	$105,522
Kenneth R. Thornton	$34,000	$66,772	$100,772
Richard Scudellari	$18,750	$66,772	$85,522

(1)	Mr. McKiernan is also a Named Executive and pursuant to Rule 402, his compensation has been fully set forth above.

(2)	Represents the proportionate amount of the total fair value of the stock and option awards recognized by us as an expense in 2008 for financial accounting purposes, disregarding for this purposes the estimate of forfeitures related to service-based vesting conditions. The fair value of these awards and the amounts expensed in 2008 were determined in accordance with SFAS123(R). See Note 1 to our consolidated financial statements for the year ended December 31, 2008 contained in our Annual Report on Form 10-K for the year ended December 31, 2008 for a discussion of all assumptions made in connection with the computation of these values.

(3)	The aggregate grant date fair value for each of the awards granted on January 1, 2008 was $66,772 and the aggregate grant date fair value for Mr. McKiernan’s awards granted on March 10, 2008 was $477,210. The aggregate grant date fair value for Mr. McKiernan’s award granted on March 11, 2008 was $240,675.

Agreements with Non-Employee Directors

     Each non-employee member of our Board of Directors is eligible to receive compensation, for 2008, as follows:

  For the first quarter of 2008, a pro-rated annual retainer of $5,000, followed by a pro-rated annual retainer of $10,000 for the final three quarters of 2008.

  An option to purchase 10,000 shares of our common stock.

  An annual retainer of $1,000 per committee for each non-employee member of such committee.

  During the first quarter of 2008, a pro-rated annual retainer of $1,000 for serving as a non-employee chair of a committee, followed by a pro-rated annual retainer of $3,000 for the final three quarters of 2008. This is in addition to the standard committee retainer. No retainers were paid for serving on the Special Litigation Committee.

Equity Compensation Plan Information

     The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2008, including the 1999 Stock Option Plan, the 1999 Non-Qualified Stock Option Plan, the 1999 Employee Stock Purchase Plan, and the option agreements assumed by us in connection with the acquisition of PaylinX Corporation

	(a)	(b)	(c)
	Number of securities to be	Weighted-average	Number of securities remaining
	issued upon exercise of	exercise price of	available for future issuance
	outstanding options,	outstanding	under equity compensation plans
	warrants, and rights	options, warrants,	(excluding securities reflected in
Plan Category		and rights	column (a))
Equity compensation plans	7,201,876	$9.77	2,797,247
approved by security holders (1)
Equity compensation plans not	1,623,620	$10.04	135,636
approved by security holders (2)(3)
Total	8,825,496	$9.82	2,932,883

(1)	Represents shares of our common stock issuable pursuant to our 1999 Stock Option Plan, as amended, and the 1999 Employee Stock Purchase Plan.

The 1999 Stock Option Plan (the “1999 Plan”) was originally adopted by our Board of Directors in January 1999 and was approved by the stockholders in January 1999. Subsequent amendments to the 1999 Plan increasing the number of shares authorized for issuance under the 1999 Plan in April 2000, July 2000, May 2004 and October 2007 were approved by our Board of Directors and the stockholders. The 1999 Plan is administered by our Compensation Committee. Options granted pursuant to the 1999 Plan generally vest as follows: (i) options granted upon hire generally vest at a rate of 25% of the shares underlying the option after one year and the remaining shares vest monthly over the following 36 months, (ii) subsequent options, awarded after an employee has been employed by us for one year, typically vest monthly over 48 months, or (iii) as otherwise determined by our Compensation Committee. Stock options expire no later than 10 years after the date of grant, and may expire earlier at the discretion of our Compensation Committee. As of December 31, 2008, there were options outstanding to purchase 7,201,876 shares of our common stock under the 1999 Plan at a weighted average exercise price of $9.773116 per share and 2,664,987 shares were available for future issuance.

The 1999 Employee Stock Purchase Plan (the “1999 ESPP”) was originally adopted by our Board of Directors and approved by the stockholders in June 1999. A subsequent amendment to the 1999 ESPP increasing the number of shares authorized for issuance under the 1999 ESPP in May 2004 was approved by our Board of Directors and the stockholders. The purpose of the 1999 ESPP is to provide our employees who participate in the plan with an opportunity to purchase shares of our common stock through payroll deductions. The 1999 ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended. The 1999 ESPP is implemented by six-month offer periods with purchase dates within those offer periods every six-months. Our Board of Directors may alter the duration of the offering periods without stockholder approval. Until August 1, 2005, the price per share at which shares were sold under the 1999 ESPP was equal to the lower of (i) 85% of the fair market value of our common stock on the date of commencement of the six-month offering period, or (ii) 85% of the fair market value of our common stock on the date of purchase. On July 19, 2005, the 1999 ESPP was amended to provide that the purchase price for shares of our common stock under the 1999 ESPP shall be 95% of the fair market value of our common stock on the applicable exercise date, effective for offer periods commencing on August 1, 2005. The fair market value of our common stock on a given date is determined based upon the last sale price of our common stock on the Nasdaq Global Select Market as of the last market trading day prior to the time of the determination. The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may not exceed the lesser of (i) 10% of a participant’s eligible compensation, which is defined in the 1999 ESPP to include the regular straight time gross salary in effect at the beginning of the offering period, exclusive of any payments for overtime, shift premium, bonuses, commissions, incentive compensation, incentive payments, or other compensation, or (ii) $5,000 for each offering period. As of December 31, 2008, there were 132,260 shares available for future issuance under the 1999 ESPP.

(2)	Includes outstanding options to purchase 416,550 shares of our common stock issuable pursuant to option plans and agreements assumed pursuant to the PaylinX Acquisition. The option agreements were originally issued by PaylinX Corporation under the PaylinX Corporation 2000 Stock Option Plan (the “PaylinX Plan”), which is described below.

Pursuant to the PaylinX acquisition referenced above, we assumed the option agreements then outstanding under the PaylinX Plan (the “Assumed PaylinX Options”). Other than the Assumed PaylinX Options, no other options may be issued under the PaylinX Plan. The Assumed PaylinX Options are governed by the terms of the PaylinX Plan under which they were originally issued. Options governed by the terms of the PaylinX Plan generally are non-transferable (with the exception of non-qualified stock options, which may be assigned) and expire no later than 10 years from date of grant. Options generally are exercisable immediately, upon vesting. Shares of our common stock issuable and/or exercised under the PaylinX Plan vest based upon years of service, generally four years. The PaylinX Plan was duly approved by the stockholders of PaylinX prior to the PaylinX acquisition.

(3)	Represents shares of our common stock issuable pursuant to our 1999 Non-Qualified Stock Option Plan (the “1999 Non-Qualified Plan).

Our Board of Directors adopted the 1999 Non-Qualified Plan in October 1999. The 1999 Non- Qualified Plan is administered by our Compensation Committee. Pursuant to the 1999 Non-Qualified Plan, our Compensation Committee may grant non-qualified stock options, at its discretion, to our employees, independent contractors and consultants, including any employees, independent contractors and consultants of any subsidiary or our parent company, if any. Only non-qualified-stock options may be issued under the 1999 Non-Qualified Plan. Stock options may not be granted to our officers and directors from the 1999 Non-Qualified Plan. Stock options issued under the 1999 Non-Qualified Plan have an exercise price of no less than 85% of the fair market value of our common stock on the date of grant of the option. Options are generally non-transferable. The term of all options granted under the Plan shall not exceed 10 years from the date of grant. As of December 31, 2008, there were options outstanding to purchase 1,207,070 shares of our common stock under the 1999 Non-Qualified Plan at a weighted average exercise price of $11.401345 per share and 135,636 shares were available for future issuance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of our common stock as of March 17, 2009 as to (i) each director and nominee, (ii) each named executive officer, (iii) all directors and officers as a group, and (iv) for each person known by us, as of December 31, 2008, to beneficially own more than 5% of the outstanding shares of our common stock.

     Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 17, 2009 outstanding. Percentage of beneficial ownership is based upon 69,061,141 shares of our common stock outstanding as of March 17, 2009. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite the person’s name. Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o CyberSource Corporation, 1295 Charleston Road, Mountain View, California 94043.

	Amount of our common
Name and Address of Beneficial Owner	stock	Percent of Class
FMR LLC (1)	8,467,813	12.26%
82 Devonshire Street
Boston, MA 02109
William S. McKiernan (2)	3,657,959	5%
John J. McDonnell, Jr. (3)	585,408	*
Robert J. Ford (4)	415,361	*
Steven D. Pellizzer (5)	312,374	*
Richard Scudellari (6)	157,500	*
Kenneth R. Thornton (7)	179,000	*
Michael A. Walsh (8)	359,349	*
Steven P. Novak (9)	60,800	*
Scott R. Cruickshank (10)	163,685	*
Robert E. Donahue (11)	62,416	*
Carl F. Pascarella (12)	45,000	*
All current executive officers and directors as a	5,998,852	8%
group (11 persons) (13)

*	Less than 1% of our outstanding shares of our common stock.

(1)	Based solely on information reported on Schedule 13G/A filed with the SEC on February 12, 2009. Includes 7,617,089 shares of our common stock held by Fidelity Management & Research Company.

(2)	Includes (a) 30,420 shares of our common stock held by members of Mr. McKiernan’s immediate family and (b) options to purchase 652,289 shares of our common stock exercisable within 60 days of March 17, 2009. Mr. McKiernan disclaims beneficial ownership of the shares held by his immediate family.

(3)	Includes (a) options to purchase 480,000 shares of our common stock exercisable within 60 days of March 17, 2009 and (b) 32,541 shares held by Mr. McDonnell’s spouse. Mr. McDonnell disclaims beneficial ownership of the shares held by his spouse.

(4)	Includes options to purchase 408,361 shares of our common stock exercisable within 60 days of March 27, 2009.

(5)	Includes options to purchase 303,874 shares of our common stock exercisable within 60 days of March 17, 2009.

(6)	Includes options to purchase 142,000 shares of our common stock exercisable within 60 days of March 17, 2009.

(7)	Includes options to purchase 179,000 shares of our common stock exercisable within 60 days of March 17, 2009.

(8)	Includes options to purchase 359,256 shares of our common stock exercisable within 60 days of March 17, 2009.

(9)	Includes (a) 800 shares of our common stock held by members of Mr. Novak’s immediate family and (b) options to purchase 60,000 shares of our common stock exercisable within 60 days of March 17, 2009. Mr. Novak disclaims beneficial ownership of the shares held by his immediate family.

(10)	Includes options to purchase 163,685 shares of our common stock exercisable within 60 days of March 17, 2009.

(11)	Includes options to purchase 45,000 shares of our common stock exercisable within 60 days of March 17, 2009.

(12)	Includes options to purchase of 30,000 shares of our common stock exercisable within 60 days of March 17, 2009.

(13)	Includes (a) 63,761 shares of our common stock held indirectly, see footnotes 2, 3 and 9, and (b) options to purchase 2,793,465 shares of our common stock exercisable within 60 days of March 17, 2009.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

     Ernst & Young LLP has served as our independent registered public accounting firm since 1997, and our Board of Directors, upon the recommendation of our Audit Committee, has selected Ernst & Young LLP to audit our financial statements for the fiscal year ending December 31, 2009, and recommends that the stockholders ratify such selection. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the ratification of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2009. Ratification and approval of this proposal requires the affirmative vote of a majority of the outstanding shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. In the event that ratification of this selection of auditors is not approved by a majority of the shares of our common stock entitled to vote and voting at the Annual Meeting, we will review our future selection of its independent registered public accounting firm. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     In making its recommendation to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009, our Audit Committee has considered whether services other than audit and audit-related services provided by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP.

Audit and Non-Audit Fees

     In connection with the audit of our 2008 financial statements, we entered into an engagement agreement with Ernst & Young LLP that set forth the terms by which Ernst & Young LLP will perform audit services for us. That agreement is subject to alternative dispute resolution procedures.

     The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended December 31, 2007 and December 31, 2008 and fees billed for other services rendered by Ernst & Young LLP during those periods.

	Fiscal 2007	Fiscal 2008
Audit Fees	$668,873	$1,635,600
Audit-Related Fees	$115,572	$12,500
Tax Fees	$57,110	$71,692
All Other Fees	$1,500	$1,500
Total	$843,055	$1,721,292

Audit Fees

     This category consists of fees billed for professional services rendered for the audit of our consolidated annual financial statements, internal controls under Sarbanes-Oxley Rule 404, review of the interim consolidated financial statements included in our quarterly reports, and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

     This category consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

Tax Fees

     This category consists of fees billed for professional services rendered for tax compliance, tax advisor and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance and tax planning.

All Other Fees

     This category consists of fees for products and services other than the services reported above.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

     Our Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Our Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, our Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval. Our Audit Committee approved all of the audit and non-audit related fees in fiscal 2008 and 2007.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF
THE APPOINTMENT OF ERNST & YOUNG LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009

AUDIT COMMITTEE REPORT

     In accordance with the written charter adopted by our Board of Directors, our Audit Committee assists our Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. Since the effective date of the Sarbanes-Oxley Act of 2002, our Audit Committee has become responsible for the appointment, compensation and oversight of the work of our independent auditors.

     During the fiscal year 2008, our Audit Committee met nine times and discussed the interim financial information contained in each quarterly earnings announcement with our Chief Executive Officer, Chief Financial Officer and independent auditors prior to public release.

     In discharging its oversight responsibility as to the audit process, our Audit Committee obtained from the independent auditors a formal written statement relating to relationships between the auditors and us that might bear on the auditors’ independence, consistent with the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their independence, and satisfied itself as to the auditors’ independence. Our Audit Committee also discussed with our management and independent auditors the quality and adequacy of our internal controls. Our Audit Committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

     Our Audit Committee discussed with the independent auditors their judgment as to the quality and acceptability of our accounting principles and such other matters as are required to be discussed under generally accepted auditing standards pursuant to the Statement on Auditing Standards No. 114, “The Auditor’s Communication With Those Charged With Governance” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

     Our Audit Committee reviewed our audited financial statements as of and for the fiscal year ended December 31, 2008, with management and the independent auditors. Discussion topics included the quality and acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Management has the responsibility for the preparation of our financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with our management and independent auditors, our Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the SEC. Our Audit Committee also recommended the reappointment of our independent auditors and our Board of Directors concurred in such recommendation.

     Each of the members of our Audit Committee is independent as defined under the listing standards of the FINRA for Nasdaq-listed issuers.

AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

John J. McDonnell, Jr.
Steven P. Novak
Kenneth R. Thornton

PROPOSAL NO. 3

APPROVAL AND RATIFICATION OF AMENDMENT TO
CYBERSOURCE CORPORATION
1999 STOCK OPTION PLAN

     Our stockholders are being asked to ratify and approve an amendment to our 1999 Stock Option Plan. The proposed amendment to our 1999 Stock Option Plan will increase the number of shares reserved for issuance thereunder from 15,500,000 to 19,100,000 shares.

     Our Board of Directors believes that the attraction and retention of high quality personnel are essential to our continued growth and success and that our 1999 Stock Option Plan is necessary for us to remain competitive in our compensation practices. The increase in the number of shares reserved for issuance is intended to support our requirements for stock option grants to both current employees and future employees.

     The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for adoption of this Proposal No. 3. For purposes of the vote on this Proposal No. 3, abstentions will have the same effect as “no” votes on this proposal, whereas broker “non-votes” will have no effect.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
VOTE FOR APPROVAL AND RATIFICATION OF THE AMENDMENT TO
OUR 1999 STOCK OPTION PLAN

     A general description of the principal terms of our 1999 Stock Option Plan (the “Option Plan”), as proposed to be amended, is set forth below. This description is qualified in its entirety by the terms of the Option Plan, which was previously filed as Exhibit 10.1 to our Form 10-Q for the quarter ending March 2008 and is incorporated by reference herein. In the following discussion of the Option Plan, capitalized terms have the same meaning as defined in the Option Plan, unless otherwise noted.

General Description

     The Option Plan was approved by our Board of Directors and by our stockholders in 1999. In February 2009, our Board of Directors approved an amendment to the Option Plan, conditioned upon and not to take effect until approved by our stockholders, to increase the number of shares reserved for issuance under the Option Plan from 15,500,000 shares to 19,100,000 shares.

     The purposes of the Option Plan are to give our employees and others who perform substantial services to us an incentive, through ownership of our common stock, to continue in service to us, and to help us compete effectively with other enterprises for the services of qualified individuals. The Option Plan permits the grant of “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code (“the Code”) only to employees, including our officers and employee directors, or any officers and employees of our subsidiaries or our parent corporation, if any. Nonqualified stock options may be granted to employees, directors and consultants. As of March 17, 2009, options to purchase 22,641,026 shares had been granted under the Option Plan of which options to purchase 8,831,384 shares were outstanding. As of March 17, 2009, the number of our (and our subsidiaries’, if any) executive officers, employees, consultants and directors and that were eligible to receive grants under the Option Plan was approximately 635 persons.

Amendment to Increase Shares Reserved

     The current number of shares reserved for issuance under the Option Plan is 15,500,000. The proposed amendment to the Option Plan provides that the number of shares reserved for issuance will be increased by 3,600,000 shares to a total reserve of 19,100,000 shares.

Administration

     The Option Plan is administered by our Board of Directors or a committee designated by our Board of Directors. The committee will be constituted in such a manner as to satisfy applicable laws, including the rules of the Exchange Act. With respect to options subject to Code Section 162(m), the committee will be comprised solely of two or more “outside directors” as defined under Code Section 162(m) and applicable tax regulations. Currently, the Option Plan is administered by our Compensation Committee.

Amendment and Termination

     Our Board of Directors may at any time amend, suspend or terminate the Option Plan. To the extent necessary to comply with applicable law or the rules of any applicable stock exchange or national market system, or the rules of any foreign jurisdiction applicable to options granted to residents therein, we will obtain stockholder approval of any amendment to the Option Plan in such a manner and to such a degree as required. The Option Plan will terminate in December 31, 2011, unless previously terminated by our Board of Directors.

Other Terms

     The Option Plan administrator has the authority to select individuals who are to receive options and to specify the terms and conditions of options granted (including whether or not the options are ISOs or nonqualified stock options), the vesting provisions, the option term and the exercise price. The exercise price of ISOs and NQSOs granted under the Option Plan shall equal 100% of the fair market value of our common stock on the date of grant (or 110% of the fair market value of our common stock on the date of grant, in the case of ISOs granted to any employee who owns stock representing more than 10% of our combined voting power or any of our parents or subsidiaries). The exercise price of options intended to qualify as performance-based compensation for purposes of Code Section 162(m) shall not be less than 100% of the fair market value of our common stock on the date of grant. Option holders may pay the exercise price in cash or other consideration as approved by the Option Plan administrator.

     The maximum number of shares with respect to which options may be awarded to any of our employees in any fiscal year is 1,000,000 shares. The purpose of this limit is to ensure that any options granted under the Option Plan will qualify as “performance-based compensation” under Code Section 162(m). Under Code Section 162(m), no deduction is allowed in any of our taxable years for compensation in excess of $1 million paid to our chief executive officer and each of our four most highly paid other executive officers who are serving in such capacities as of the last day of such taxable year. An exception to this rule applies to compensation that is paid pursuant to a stock option plan approved by our stockholders and that specifies, among other things, the maximum number of shares with respect to which options may be granted to eligible employees under such plan during a specified period. Compensation paid pursuant to options granted under such a plan is deemed to be inherently performance-based, since such awards provide value to employees only if the stock price appreciates.

     For awards of restricted shares and restricted share units that are intended to be performance-based compensation under Section 162(m) of the Code, the maximum number of shares subject to such awards that may be granted to a participant during a fiscal year is 1,000,000 shares. In addition, in order for restricted shares and restricted share units to qualify as performance-based compensation under Section 162(m), the Option Plan administrator must establish a performance goal with respect to such award in writing not later than 90 days after the commencement of the services to which the award relates and while the achievement of the performance goal is still substantially uncertain. Furthermore, the performance goal must be stated in terms of an objective formula or standard. In addition, the restricted shares and restricted share units (as well as the performance goals) must be approved by a committee of the Board of Directors composed solely of “outside directors” within the meaning of Section 162(m). The Option Plan includes the following performance criteria that may be considered by the Option Plan administrator when granting performance-based awards: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added and (xvii) market share.

     Generally, options granted under the Option Plan in connection with the hiring of employees vest at a rate of 25% of the shares underlying the option after one year of employment with us and the remaining shares vest in equal portions over the following 36 months, so that all shares are vested after four years. Options granted under the Option Plan after employees have been employed with us for one year typically vest in equal portions over 48 months. The form of stock option grant under the Option Plan used to grant options to our employees provides for accelerated vesting of half of all unvested shares upon involuntary termination of employment with us without cause occurring within one year of a change in control of us. The term of any option granted under the Option Plan may not be for more than 10 years (or five years in the case of ISOs granted to any optionee who owns stock representing more than 10% of our combined voting power or that of any of our subsidiaries or our parent company, if any).

     An option may not be exercised after the termination date of such option as set forth in the option agreement. In the event an optionee terminates employment or service with us or any of our affiliates for any reason other than termination as a result of death or disability, the vested portion of an option may generally be exercised within 30 days after the optionee’s termination of employment or service. In the event an optionee terminates employment or service with us or any of our affiliates as a result of death or disability, the vested portion of an option may generally be exercised within one year after the optionee’s termination of employment or service. Options granted under the Option Plan are generally non-transferable by the optionee except by will or the laws of descent and distribution and generally are exercisable during the lifetime of the optionee only by the optionee.

     The Option Plan provides that (i) any reduction of the exercise price of any option awarded under the Option Plan shall be subject to stockholder approval and (ii) canceling any option awarded under the Option Plan at a time when its exercise price exceeds the fair market value of the underlying shares in exchange for another award shall be subject to stockholder approval.

     In the event of a Change in Control, the successor corporation will assume or substitute the options we have granted under the Option Plan or shall provide substantially similar consideration to optionees as is provided to the stockholders. In the event the successor corporation refuses to assume or substitute outstanding options as provided above, or in the event of our dissolution or liquidation, outstanding options shall expire, notwithstanding any contrary terms in the option agreement, on a date specified in a written notice sent to all optionees (which date shall be at least 20 days after the date of the notice).

     The Option Plan provides that each non-employee director, upon initial election or appointment to our Board of Directors is entitled to receive an automatic grant of options to purchase 25,000 shares of our common stock. Pursuant to an amendment approved by our Board of Directors in March 2009, the shares underlying the grant will vest over three years as follows: 1/3 of the shares will vest on the one-year anniversary of the grant and the remaining shares will vest in equal installments over the following 24 months. Prior to an amendment approved by our Board of Directors in March 2009, the options vested in full in nine months.

     The Option Plan also provides that each non-employee director is entitled to receive options to purchase 10,000 shares of our common stock annually on January 1 of each year, provided he or she is a non-employee director on the date of grant and has continuously been an active member of our Board of Directors for the year prior to the grant date or from the date on which they joined our Board of Directors. Options granted to non-employee directors pursuant to the automatic grant provisions of the Option Plan are immediately exercisable, nonqualified stock options. The annual automatic grants to non-employee directors will vest in full on the one-year anniversary of the grant date.

     In the event the option is exercised for unvested shares, the shares remain subject to our repurchase rights until they are fully vested. Options granted to non-employee directors pursuant to the automatic grant provisions of the Option Plan must be granted with an exercise price equal to 100% of the fair market value of our common stock as of the date of grant. The term of options granted to non-employee directors pursuant to the automatic grant provisions of the Option Plan is six years. Prior to an amendment approved by our Board of Directors in March 2009, the term of such options was ten years. Discretionary grants of options may also be made to non-employee directors. Grants to non-employee directors are subject to the general requirements of the Option Plan.

CERTAIN FEDERAL TAX CONSEQUENCES

     The following summary of the federal income tax consequences of Option Plan transactions is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss, state, local or non-U.S. tax consequences.

Nonqualified Stock Options

     The grant of a nonqualified stock option under the Option Plan will not result in any federal income tax consequences to the optionee or to us. Upon exercise of a nonqualified stock option, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the income recognized by the optionee, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the optionee’s total compensation is deemed reasonable in amount. Any gain or loss on the optionee’s subsequent disposition of the shares of our common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. We do not receive a tax deduction for any such gain.

     In the event a nonqualified stock option is amended, such option may be considered deferred compensation and subject to the rules of Section 409A of the Code, which provide rules regarding the timing of payment of deferred compensation. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A, can result in an additional 20% tax obligation, plus penalties and interest. Currently how the additional tax and penalties and interest will be applied is unclear.

Incentive Stock Options

     The grant of an incentive stock option under the Option Plan will not result in any federal income tax consequences to the optionee or to us. An optionee recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and we receive no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the optionee has held the shares of our common stock. If the optionee does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. We are not entitled to any deduction under these circumstances.

     If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. We are entitled, in the year of the disqualifying disposition, to a deduction equal to the amount of ordinary income recognized by the optionee, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the optionee’s total compensation is deemed reasonable in amount.

     The “spread” under an incentive stock option – i.e., the difference between the fair market value of the shares at exercise and the exercise price – is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If an optionee’s alternative minimum tax liability exceeds such optionee’s regular income tax liability, the optionee will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the optionee must sell the shares within the same calendar year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

     In the event an incentive stock option is amended, such option may be considered deferred compensation and subject to the rules of Section 409A of the Code. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A, can result in an additional 20% tax obligation, plus penalties and interest. Currently, how the additional tax and penalties and interest will be applied is unclear.

Restricted Shares

     The grant of restricted shares will subject the recipient to ordinary compensation income on the difference between the amount paid for such shares and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. We do not receive a tax deduction for any such gain.

     Recipients of restricted shares may make an election under Section 83(b) of the Code (“Section 83(b) Election”) to recognize as ordinary compensation income in the year that such restricted shares are granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the shares. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the restricted shares are issued.

Restricted Share Units

     Recipients of restricted share units generally should not recognize income until such units are converted into cash or shares of stock. Upon conversion, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such conversion. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon conversion of the restricted share units. Participants will recognize gain upon the disposition of any shares received upon conversion of the restricted share units equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. We will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.

     Restricted share units also can be considered non-qualified deferred compensation and subject to the Section 409A of the Code. A grant of restricted share units that does not meet the requirements of Code Section 409A will result in an additional 20% tax obligation, plus penalties and interest to such recipient. Currently, how the additional tax, penalties and interest will be applied is unclear.

Amended Plan Benefits

     As of the date of this Proxy Statement, no non-employee directors and no associates of any director, executive officer or nominee for director has been granted any options subject to stockholder approval of the proposed amendment. The benefits to be received pursuant to the Option Plan amendment by our directors, executive officers and employees are not determinable at this time.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
VOTE FOR RATIFICATION OF THE AMENDMENT TO
THE 1999 STOCK OPTION PLAN

PROPOSAL NO. 4

APPROVAL AND RATIFICATION OF AMENDMENT TO
CYBERSOURCE CORPORATION’S
1999 EMPLOYEE STOCK PURCHASE PLAN

General

       Our stockholders are being asked to ratify and approve the amendment of our 1999 Employee Stock Purchase Plan, which will have the effect of changing the termination date of the plan. The plan was originally adopted by our Board of Directors and approved by our stockholders in June 1999.

       A comparison of material differences between the provisions of our 1999 Employee Stock Purchase Plan, as previously approved by our stockholders, and the proposed amendment is included in table format below. The capitalized terms used in this Proposal No. 4 shall have the same meaning as in the 1999 Employee Stock Purchase Plan unless otherwise indicated.

       Our Board of Directors believes that amending the 1999 Employee Stock Purchase Plan to extend the termination date to August 1, 2019, is critical in enabling us to continue offering benefits to our employees thereunder and to motivate high levels of performance through employee ownership of our common stock.

       The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for adoption of this Proposal No. 4. For purposes of the vote on this Proposal No. 4, abstentions will have the same effect as “no” votes on this proposal, whereas broker “non-votes” will have no effect.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
VOTE FOR THE APPROVAL AND RATIFICATION OF THE AMENDMENT TO
OUR 1999 EMPLOYEE STOCK PURCHASE PLAN

Summary of Plan Amendment

       At the Annual Meeting, the Stockholders are being asked to approve an amendment to the 1999 Employee Stock Purchase Plan (the “Plan”) to change the termination date of the Plan, which was originally established as either the earlier of (i) 10 years from the Plan effective date, which was in June 1999 or (ii) by the Plan administrator at any time and for any reason. As of May 13, 2009, the new termination date for the Plan will be the earlier of (i) August 1, 2019 or (ii) by the Plan administrator at any time and for any reason. No other changes to the Plan are proposed through this amendment.

       Our Stockholders previously authorized us to issue up to 700,000 shares of our common stock (subject to adjustment upon certain changes in our capital structure) for purchase by employees under the Plan. As of March 17, 2009, a total of 132,260 shares remained available for future purchases. In this proposal, we are not requesting an increase in the number of shares available for issuance under the Plan.

Comparison of Material Differences between the Provisions of the Plan and the Amended Plan

Provision	Current Plan	Amended Plan
22. Term of Plan	The Plan shall become effective upon the earlier to occur of its adoption by our Board of Directors or its approval by our stockholders. It shall continue in effect for a term of 10 years unless sooner terminated under Section 19.	The Plan shall become effective upon the earlier to occur of its adoption by our Board of Directors or its approval by our stockholders. It shall continue in effect until August 1, 2009 unless sooner terminated under Section 19.

Summary of the Plan

       The following summary of the Plan is qualified in its entirety by the specific language of the Plan, a copy of which is available to any stockholder upon request or may be viewed without charge on the SEC’s website at www.sec.gov.

General

     The purpose of the Plan is to provide our eligible employees or our Designated Parents or Subsidiaries with an opportunity to purchase shares of our common stock through accumulated payroll deductions. It is intended to qualify as an “employee stock purchase plan” under section 423 of the Internal Revenue Code. Each Participant in the Plan is granted at the beginning of each Offer Period an option to purchase a number of shares of our common stock (referred to under this Proposal as a “Purchase Right”). Participants can automatically exercise this Purchase Right on the last market date of the Offer Period provided the Purchase Right remains outstanding on such date.

Limitations on the Purchase of Share

       The maximum amount of shares purchased by Participants shall be the lesser of (i) the number of shares determined by dividing the applicable Purchase Price by $5,000 and (ii) 500 shares. As a further limitation, no Participant may accrue a right to purchase shares under the Plan or any of our other employee stock purchase plans having a fair market value exceeding $25,000 (measured by the fair market value of such stock on the date or dates the rights are granted to the Participant) for each calendar year in which the Purchase Right is outstanding at any time.

Administration

       The Plan is administered by the Plan administrator, which is defined by the Plan as either our Board of Directors or a Committee of our Board of Directors (referred to under this Proposal collectively as our “Board of Directors”). Our Board of Directors has full authority to construe, interpret, and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. All determinations of our Board of Directors are final and binding on all persons having an interest in the Plan or any Purchase Right.

Eligibility

       Any individual who is an Employee on a given Enrollment Date shall be eligible to participate in the Plan for the Offer Period beginning with the Enrollment Date so long as the Employee is customarily employed for more than 20 hours per week and more than five months in any calendar year. No Employee who owns or holds Purchase rights, or who, as a result of participation in the Plan, would own or hold Purchase Rights, for five percent or more of the total combined voting power or value of all classes of our capital stock or of any Parent or Subsidiary is eligible to participate in the Plan. As of February 1, 2009, approximately 567 employees, including seven executive officers, were eligible to participate in the Plan.

Offer Periods

     The Plan is implemented through Offer Periods of approximately six months in duration, beginning on or about February 1 and August 1 of each year. Two separate Offer Periods shall begin in each calendar year during which the Plan remains in existence.

Participation and Purchase of Shares

       Participation in an Offer Period under the Plan is limited to eligible Employees who authorize payroll deductions prior to the first day of an Offer Period. Payroll deductions may be any multiple of 1% of Compensation paid to the Employee up to a maximum of 10%. An employee who becomes a Participant in the Plan will automatically participate in each subsequent Offer Period beginning immediately after the last day of the Offer Period in which he or she is a Participant until the employee withdraws from the Plan, becomes ineligible to participate, or terminates employment.

     A Participant may increase (up to the 10% maximum) or decrease (down to 1%) the rate of his or her payroll deduction for the remainder of an Offer Period by filling out a change of status notice and delivering it to us (or our designee). The modified rate will become effective with the first full payroll period commencing 10 business days after we receive the form, unless we elect to process changes more quickly. The Participant’s subscription agreement (as modified by any change of status notice) will remain in effect for the entire Offer Period and each subsequent Offer Period, unless further the Participant further modifies his subscription or terminates his participation in the Plan.

     A Participant may terminate his or her participation in the Plan by delivering to us a change of status notice that indicates the Participant’s withdrawal from the Plan. Such withdrawal may be elected at any time prior to the end of the applicable Offer Period. Any withdrawal by the Participant of accumulated payroll deductions for a given Offer Period automatically terminates the Participant’s interest in that Offer Period. If a Participant withdraws from an Offer Period, payroll deductions will not resume at the beginning of the succeeding Offer Period, unless the Participant delivers to us a new subscription agreement. The failure by a Participant to remain in our continuous employ (or the continuous employ of a Designated Parent or Subsidiary) for at least 20 hours per week and more than five months in a calendar year during an Offer Period will be deemed to be a withdrawal from that Offer Period.

     On the last market day of each Offer Period (referred to under this Proposal as “Purchase Date”), we issue to each Participant in the offering the number of shares of our common stock determined by dividing the amount of payroll deductions accumulated for the Participant during the Offer Period by the Purchase Price, limited in any case by the number of shares subject to the Participant’s Purchase Right for that Offer Period. The price at which shares are sold under the Plan is established by our Board of Directors but shall be 95% of the fair market value of the share on the Purchase Date. The fair market value of our common stock on any relevant date generally will be the closing price per share as reported on the Nasdaq Global Select Market. Any payroll deductions under the Plan not applied to the purchase of shares will be returned to the Participant without interest, unless the amount remaining is less than the amount necessary to purchase a whole share of our common stock, in which case the remaining amount may be applied to the next Offer Period if the Participant participates in the next Offer Period.

Corporate Transaction

     In the event of a Corporate Transaction, each Purchase Right under the Plan shall be assumed by such successor corporation or a parent or subsidiary of such successor corporation, unless the Plan Option Plan administrator determines, in the exercise of its sole discretion and in lieu of such assumption, to shorten the Offer Period then in progress by setting a new purchase date.

Termination or Amendment

     The Plan will continue until August 1, 2019. Our Board of Directors may at any time alter, amend, suspend or terminate the Plan, except that no such action will become effective until after any outstanding Purchase Rights are exercised in an Offer Period during which said action was authorized.

Purchases Under the Plan

     The following table shows, as to each of our named executive officers and the other individuals and groups indicated, the number of shares of our common stock purchased under the Plan from the inception of the Plan through the most recent Purchase Date:

	Number of	Weighted Average
Name and Position	Purchased Shares	Purchase Price
Chairman and Chief Executive Officer	—	$0
President and Chief Operating Officer	—	$0
Senior Vice President, Finance and Chief Financial Officer	2,108	$4.4706
Chief Technology Officer and Executive Vice President of Product	5,650	$3.6988
Development
Senior Vice President, World Wide Sales	93	$29.0590
All current named executive officers as a group (5 persons)	7,851	$4.2065
All current directors who are not named executive officers, as a	0	$0
group (0 persons)
All employees as a group (excluding named executive officers)	564,683	$4.1420

Summary of U.S. Federal Income Tax Consequences

     The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

     Generally, there are no tax consequences to an Employee upon becoming a Participant in the Plan or purchasing shares under the Plan. The tax consequences of a disposition of shares vary depending on how long the shares are held before its disposition. If a Participant disposes of shares within two years after the offer date or within one year after the purchase date on which the shares are acquired (a “disqualifying disposition”), the Participant recognizes ordinary income in the year of disposition in an amount equal to the difference between the fair market value of the shares on the purchase date and the purchase price. Any additional gain or resulting loss recognized by the Participant from the disposition of the shares is a capital gain or loss.

     If the Participant disposes of shares at least two years after the offer date and at least one year after the purchase date on which the shares are acquired, the Participant recognizes ordinary income in the year of disposition in an amount equal to the lesser of (i) the actual gain (the amount by which the market value of the shares on the date of sale exceeds the purchase price), or (ii) the purchase price discount. Any additional gain recognized by the Participant on the disposition of the shares is a capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there is no ordinary income, and the loss recognized is a capital loss.

     If the Participant disposes of the shares in a disqualifying disposition, we should be entitled to a deduction equal to the amount of ordinary income recognized by the Participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code. In all other cases, we are not allowed any deduction.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL AND RATIFICATION OF
THE AMENDMENT OF OUR 1999 EMPLOYEE STOCK PURCHASE PLAN TO MODIFY THE
TERMINATION DATE.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership of our common stock with the SEC and the Nasdaq Stock Market. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, we believe that during fiscal year 2008, all Reporting Persons complied with all applicable filing requirements, except for George Barby whose Form 3 reporting holdings and whose Form 4 reporting a stock option exercise same-day sale was inadvertently filed late.

Incorporation by Reference

     In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC, so that information should be considered as part of the filing that you are reading. Portions of this proxy statement are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008. Based on SEC regulations, the “Audit Committee Report” and the “Compensation Committee Report” in this proxy statement shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate those sections by reference into a document under the Securities Act or the Exchange Act.

     This proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

     This proxy statement is sent to you as part of the proxy materials for our 2009 Annual Meeting of Stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of our common stock.

Availability of our Annual Report

     We will mail without charge to you upon written request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2008, including the financial statements, schedules and a list of exhibits. Please send any written requests to our investor relations department at our corporate headquarters, 1295 Charleston Road, Mountain View, California 94043.

Householding of Annual Meeting Materials

     Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement and our annual report may have been sent to multiple stockholders who live in the same household. We will promptly deliver a separate copy of either document to any stockholder who submits a request for a copy to our investor relations department at (650) 965-6000 or in writing at our corporate headquarters. If you receive multiple copies of this proxy statement and our annual report at your household and would like to receive a single copy of those documents in the future, please contact your broker, other nominee record holder, or our investor relations department to request mailing of a single copy of future proxy statements and annual reports.

Stockholder Proposals for 2010 Annual Meeting

     Stockholders who wish to submit a proposal or director nomination to be included in our proxy statement and form of proxy for our 2010 Annual meeting pursuant to Exchange Act Rule 14a-8 must submit the proposal no later than the close of business on November 30, 2009. To be eligible to submit such a proposal, a stockholder must meet the eligibility requirements outlined in Rule 14a-8. Any such proposal must meet all of the requirements of the rules of the SEC relating to stockholder proposals, including Rule 14a-8, including the permissible number and length of proposals, the circumstances in which we are permitted to exclude proposals and other matters governed by such rules and regulations.

     Stockholders who wish to submit a proposal or director nomination that is not to be included in our proxy statement and form of proxy for our 2010 Annual Meeting of Stockholders must give timely notice thereof in writing to our Secretary at our corporate headquarters. To be timely, a stockholder’s proposal or nomination must be delivered to or mailed and received our corporate headquarters between January 14, 2010 and February 13, 2010.

     Any proposal shall include: (i) a brief description of the desired business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and address of the stockholder proposing such business, (iii) any material interest of the stockholder in such business and (iv) the number of shares of the our common stock beneficially owned by the stockholder.

Other Matters

     In addition to voting choices specifically marked, and unless otherwise indicated by the stockholder, the proxy card confers discretionary authority on the named proxy holders to vote on any matter that properly comes before the meeting which is not described in these proxy materials. At the time this proxy statement went to press, we knew of no other matters which might be presented for stockholder action at the meeting.

By Order of our Board of Directors,

David J. Kim
Vice President, Secretary and General Counsel

Mountain View, California
March 30, 2009

CYBERSOURCE CORPORATION 1295 CHARLESTON RD MOUNTAIN VIEW, CA 94043-1307 ATTN: MR. STEVEN PELLIZZER
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
				For	Withhold	For All
				All	All	Except
The Board of Directors recommends that you vote "For" the following.
1	Election of Directors:			☐	☐	☐

	Nominees

	01	Robert E. Donahue	05	Richard Scudellari
	02	John J. McDonnell, Jr.	06	Kenneth R. Thornton
	03	William S. McKiernan	07	Carl F. Pascarella
	04	Steven P. Novak
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following proposal(s).		For	Against	Abstain

2	To ratify the appointment of Ernst & Young LLP as the independent auditors for the company for the year ending December 31, 2009.	☐	☐	☐

3	To ratify and approve an amendment to our Amended and Restated 1999 Stock Option Plan to increase the number of shares reserved thereunder from 15,500,000 shares to 19,100,000 shares.	☐	☐	☐

4	To ratify and approve an amendment to our Amended and Restated 1999 Employee Stock Purchase Plan to extend the term of the plan until August 1, 2019.	☐	☐	☐

Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

CYBERSOURCE CORPORATION
This proxy is solicited by shareholders
Annual meeting of the board of directors
5/13/2009 10:00:00

The undersigned hereby appoints William S. McKiernan and David J. Kim, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CYBERSOURCE CORPORATION that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific Time on May 13, 2009, at the company's headquarters located at 1295 Charleston Rd., Mountain View, California 94043, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR THE PROPOSALS.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
REPLY ENVELOPE

Continued and to be signed on reverse side